CREDIT AGREEMENT
                 (7-Year Convertible Term Revolving Loan)
                 (10-YEAR CONVERTIBLE TERM REVOLVING LOAN)





                              BY AND BETWEEN


                          COBANK, ACB,
as Lead Arranger and Book Manager, and as Administrative, Documentation and
               Collateral Agent, and as a Syndication Party;

               FARM CREDIT SERVICES OF AMERICA, FLCA
                 AS CO-ARRANGER and as a Syndication Party; AND

     BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., CREDIT
AGRICOLE INDOSUEZ, HARRIS TRUST AND SAVINGS BANK, SUNTRUST BANK,
               AND U.S. BANCORP AG CREDIT, INC.,
                             as SYNDICATION PARTIES,


                                    AND


            PILGRIM'S PRIDE CORPORATION, AS BORROWER


                       DATED AS OF DECEMBER 14, 1999

                             CREDIT AGREEMENT
                 (7-YEAR CONVERTIBLE TERM REVOLVING LOAN)
                 (10-Year Convertible Term Revolving Loan)

Pilgrim's Pride Corporation


     THIS AGREEMENT ("CREDIT AGREEMENT") is entered into as of the 14th day of December 1999, by and between COBANK, ACB ("COBANK") as the Administrative, Documentation, and Collateral Agent for the benefit of the present and future Syndication Parties (in that capacity "ADMINISTRATIVE AGENT") and Lead Arranger and Book Manager and as a Syndication Party, FARM CREDIT SERVICES OF AMERICA, FLCA, as Co-Arranger ("FCSA") and as a Syndication Party, the Syndication Parties identified on SCHEDULE 1 hereto, and PILGRIM'S PRIDE CORPORATION, a corporation formed under the laws of the State of Delaware, whose address is 110 South Texas Street, Pittsburg, Texas 95686 ("BORROWER").




Article 1.  DEFINED TERMS

     As used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

      1.1   ADMINISTRATIVE AGENT:  SHALL MEAN COBANK, ACB.

      1.2 ADMINISTRATIVE AGENT OFFICE: SHALL MEAN THE ADDRESS SET FORTH AT SUBSECTION 15.4.2, AS IT MAY CHANGE FROM TIME TO TIME BY NOTICE TO ALL PARTIES TO THIS CREDIT AGREEMENT.

      1.3 ADVANCE: AN ADVANCE OF FUNDS UNDER EITHER THE 7 YEAR REVOLVING LOAN OR THE 10 YEAR REVOLVING LOAN.

      1.4 ADVANCE DATE: A DAY (WHICH SHALL BE A BANKING DAY) ON WHICH AN ADVANCE IS MADE.

      1.5 AGGREGATE COMMITMENT: COLLECTIVELY THE AGGREGATE 7 YEAR COMMITMENT AND THE AGGREGATE 10 YEAR COMMITMENT.

      1.6 AGGREGATE 7 YEAR COMMITMENT: SHALL BE $60,000,000.00, SUBJECT TO REDUCTION AS PROVIDED IN SECTION 2.8 HEREOF.

      1.7 AGGREGATE 10 YEAR COMMITMENT: SHALL BE $140,000,000.00, SUBJECT TO REDUCTION AS PROVIDED IN SECTION 3.8 HEREOF.

      1.8 AMORTIZATION: the total amortization of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.

      1.9 APPLICABLE LENDING OFFICE: means, for each Syndication Party and for each type of Advance, the lending office of such Syndication Party designated as such for such type of Advance on its signature page hereof or in the applicable Syndication Acquisition Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its Advances of such type are to be made and maintained.

      1.10 APPLICABLE MARGIN: MEANS THE 7 YEAR LIBOR MARGIN, THE 7 YEAR BASE RATE MARGIN, THE 10 YEAR LIBOR MARGIN, OR THE 10 YEAR BASE RATE MARGIN, AS APPLICABLE.

      1.11 APPRAISAL: A WRITTEN APPRAISAL REPORT BY AN ARA OR MAI CERTIFIED APPRAISER WITH A GENERAL CERTIFICATION FROM THE STATE OF TEXAS, WHICH REPORT PROVIDES THE APPRAISER'S OPINION AS TO THE MARKET VALUE OF THE PROPERTY BEING APPRAISED ON THE BASIS OF (A) COMPARABLE SALES AND (B) REPLACEMENT COST.

      1.12 APPRAISED VALUE: THE VALUE OF AN ASSET INCLUDED WITHIN THE COLLATERAL DETERMINED ON THE BASIS OF THE FAIR MARKET VALUE AS SET FORTH IN THE MOST RECENT APPRAISAL.

      1.13 AVAILABILITY PERIOD: shall mean the period from the Closing Date until the Banking Day immediately prior to the fourth anniversary of the Closing Date.

      1.14 AVAILABLE AMOUNT: THE LESSER OF (A) $200,000,000.00 AND (B) SEVENTY-FIVE PERCENT (75%) OF THE APPRAISED VALUE (AS SHOWN ON THE LATEST AVAILABLE AMOUNT REPORT PURSUANT TO THE LATEST APPRAISAL) OF THE COLLATERAL IN WHICH THE SYNDICATION PARTIES HAVE A PERFECTED FIRST PRIORITY LIEN (WITHOUT CONSIDERING THE LIEN OF, BUT AFTER DEDUCTING FROM THE APPRAISED VALUE THE AMOUNT OWING UNDER, ANY PARI PASSU LOAN SECURITY INTEREST); PROVIDED however that (a) the portion of the Dallas facility which is included in determining the Available Amount is limited as set forth in the Post Closing Letter, and
(b) in calculating the amount of the Appraised Value of the Pittsburg facility which may be included in determining the Available Amount, such Appraised Value shall be reduced by $1,250,000.00 until such time as Borrower has completed the environmental cleanup matters described in the Post Closing Letter.

      1.15 BANK DEBT: ALL AMOUNTS OWING UNDER OR ON ACCOUNT OF THE NOTES, FUNDING LOSSES AND ALL INTEREST, FEES, EXPENSES, CHARGES AND OTHER AMOUNTS PAYABLE BY BORROWER PURSUANT TO THE LOAN DOCUMENTS.

      1.16 BANKING DAY: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado or New York, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a LIBO Rate Period for, a LIBO Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or LIBO Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

      1.17 BASE RATE: A RATE OF INTEREST PER ANNUM EQUAL TO THE "PRIME RATE" AS PUBLISHED FROM TIME TO TIME IN THE EASTERN EDITION OF THE WALL STREET JOURNAL as the average prime lending rate for seventy-five percent (75%) of the United States' thirty (30) largest commercial banks, or if the WALL STREET JOURNAL shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion, with such rate modified by adding the 7 Year Base Rate Margin or the 10 Year Base Rate Margin, depending on whether the Base Rate Loan is being made under the 7 Year Revolving Loan or the 10 Year Revolving Loan, respectively.

      1.18 BORROWER'S ACCOUNT: shall mean Borrower's accoun at Harris Trust and Savings Bank.

      1.19 BORROWER BENEFIT PLAN: means (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA; (b) any "multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Code; (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code; (h) a "welfare benefit fund" within the meaning of Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by the Borrower or in which Borrower participates or to which Borrower is obligated to contribute, but excluding any such plan, arrangement, association or fund that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens.

      1.20 CAPITAL LEASE: means any lease of property (whether real, personal or mixed) by a Person, the discounted present value of the rental obligations of such Person as lessee under such lease, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

      1.21 CAPITAL LEASE OBLIGATION: the discounted present value of the rental obligation, under a Capital Lease.

      1.22 CASUALTY EVENT: MEANS A LOSS OR TAKING CAUSED BY OR RESULTING FROM A FIRE, EARTHQUAKE, EXPLOSION, WIND, RAIN, OR CONDEMNATION, OR SUBSTANTIALLY SIMILAR OCCURRENCE.

      1.23 CASUALTY PROCEEDS: THE AMOUNT RECEIVED ON ACCOUNT OF A CASUALTY EVENT FROM INSURANCE, CONDEMNATION AWARD, JUDGMENT, OR SETTLEMENT.

      1.24 CLOSING DATE: that date, which must occur on or before December 30, 1999, on which the Administrative Agent, the Syndication Parties, and Borrower have executed all Loan Documents to which they are parties and on which the conditions set forth in Section 9.1 of this Credit Agreement have been met.

      1.25 CODE: means the Internal Revenue Code of 1986, as amended from time to time.

      1.26 COMERICA LOAN: that loan in the current principal amount of not more than $20,000,000.00 to Pilgrim's Pride S.A. de C.V. from Comerica Bank, pursuant to that certain Revolving Credit Agreement dated as of March 9, 1998, as it may be amended from time to time, and including any loan to refinance the principal owing under such loan so long as the amount of such refinance loan does not exceed $20,000,000.00 principal.

      1.27 COMMITTED 10 YEAR ADVANCES: the principal amount of all 10 Year Advances which any Syndication Party is obligated to make as a result of Borrower having presented a Borrowing Notice to the Administrative Agent as provided in Section 3.6 hereof, but which has not been funded.

      1.28 COMMITTED 7 YEAR ADVANCES: the principal amount of all 7 Year Advances which any Syndication Party is obligated to make as a result of Borrower having presented a Borrowing Notice to the Administrative Agent pursuant to Section 2.6 hereof, but which has not been funded.

      1.29 COMPLIANCE CERTIFICATE: a certificate of the chief financial officer of Borrower in the form attached hereto as EXHIBIT 1.29 and otherwise reasonably acceptable to the Administrative Agent.

      1.30 CONSOLIDATED CURRENT ASSETS: the total current assets of Borrower and its Subsidiaries as measured in accordance with GAAP.

      1.31 CONSOLIDATED CURRENT LIABILITIES: the total current liabilities of Borrower and its Subsidiaries as measured in accordance with GAAP.

      1.32 CONSOLIDATED INTEREST EXPENSE: all interest expense of Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

      1.33 CONSOLIDATED NET INCOME: the net income of Borrower and all its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      1.34 CONSOLIDATED SUBSIDIARY: any Subsidiary whose accounts are consolidated with those of Borrower in accordance with GAAP.

      1.35 CONVERTED LOANS: COLLECTIVELY THE Converted 7 Year Loans and the Converted 10 Year Loans.

      1.36 CURRENT ASSETS: the current amount of assets of a Person which in accordance with GAAP may be properly classified as current assets after deducting adequate reserves where proper.

      1.37 CURRENT LIABILITIES: all items (including taxes accrued as estimated) which in accordance with GAAP may be properly classified as current liabilities, and including in any event all amounts outstanding from time to time.

      1.38 CURRENT RATIO: the ratio of Current Assets to Current Liabilities of Borrower and its Consolidated Subsidiaries.

      1.39 DEBT: means as to any Person, without duplication: (a) indebtedness, obligations, or liability of such Person for borrowed money (including by the issuance of debt securities), or for the deferred purchase price of property or services (excluding trade obligations); (b) the aggregate of the principal components of all Capital Leases and other agreements for the use, acquisition or retention of real or personal property which are required to be capitalized under GAAP; (c) to the extent drawn upon, obligations of such Person arising under bankers' or trade acceptance facilities, letters of credit, customer advances and other extensions of credit whether or not representing obligations for borrowed money; (d) all guarantees, endorsements and other contingent obligations of such Person with respect to indebtedness arising from money borrowed by others (with the exception of guarantees of trade payables of Pilgrim's Pride S.A. de C.V., a Mexican corporation and a wholly owned subsidiary of Borrower within the limits allowed under Section
11.5 hereof); (e) all obligations secured by a lien on property owned by such Person, whether or not the obligations have been assumed; and (f) all obligations of such Person under any agreement providing for an interest rate swap, cap, cap and floor, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition; provided that, notwithstanding the foregoing, the term "Debt" shall not include the amount of indebtedness outstanding under the 10 7/8% Notes, so long as the trustee for the 10 7/8% Notes shall hold cash in an amount sufficient to repay the 10 7/8% Notes in full and so long as such cash is treated as restricted cash.

      1.40 DEFAULT INTEREST RATE: a rate of interest equal to 200 basis points in excess of the Base Rate which would otherwise be applicable on the Loan.

      1.41 DEPRECIATION: the total depreciation of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.

      1.42 EBITDA: for any period, for Borrower and its Consolidated Subsidiaries, net income for such period, plus the sum of the amounts of (a) Interest Expense, plus (b) federal and state income taxes, plus (c) depreciation and amortization expenses, plus (d) extraordinary losses, minus
(e) extraordinary gains, in each case as charged against (or added to, as the case may be) revenues to arrive at net income for such period, all as determined by GAAP.

      1.43 ENVIRONMENTAL LAWS: any federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Collateral, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 ("CERCLA") and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 ("RCRA").

      1.44 ENVIRONMENTAL REGULATIONS: as defined in the definition of Hazardous Substances.

      1.45 ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

      1.46 ERISA AFFILIATE: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

      1.47 FACILITIES: shall be a collective reference to the 7 Year Revolving Loan and the 10 Year Revolving Loan.

      1.48 FISCAL QUARTER: each of the four (4) quarter accounting periods of thirteen (13) or fourteen (14) weeks of Borrower that together comprise a Fiscal Year.

      1.49 FISCAL YEAR: the 52 or 53 week period (a) ending on the Saturday closest to September 30 in each calendar year, regardless of whether such Saturday occurs in September or October of any calendar year and (b) beginning on the day immediately following the end of the preceding Fiscal Year.

      1.50 FIXED CHARGE COVERAGE RATIO: the ratio of (a) the sum of EBITDA and all amounts payable under all non-cancelable Operating Leases (determined on a consolidated basis in accordance with GAAP) for the period in question, to
(b) the sum of (without duplication) (i) Interest Expense for such period, (ii) the sum of the scheduled current maturities (determined on a consolidated basis in accordance with GAAP) of Debt during the period in question, (iii) all amounts payable under non-cancelable Operating Leases (determined as aforesaid) during such period, and (iv) all amounts payable with respect to Capital Leases (determined on a consolidated basis in accordance with GAAP) for the period in question.

      1.51 FUNDING SHARE: shall mean the amount of any Advance which each Syndication Party is required to fund, which shall be determined as follows:
(a) for an Advance under the 7 Year Revolving Loan, the amount of such Advance multiplied by such Syndication Party's Individual 7 Year Pro Rata Share as of, but without giving effect to, such Advance, and (b) for an Advance under the 10 Year Revolving Loan, the amount of such Advance multiplied by such Syndication Party's Individual 10 Year Pro Rata Share as of, but without giving effect to, such Advance.

      1.52 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

      1.53 GOOD FAITH CONTEST: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established with respect to the contested item if and to the extent reasonably satisfactory to the Required Lenders, and (c) during the period of such contest, the enforcement of any contested item is effectively stayed.

      1.54 GOVERNMENTAL AUTHORITY: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      1.55 HANCOCK LOAN: shall mean the loan to Borrower from John Hancock Mutual Life Insurance Company and Signature 1A (Cayman), Ltd. in the maximum principal amount of $85,000,000.00 made pursuant to that certain Amended and Restated Note Purchase Agreement dated as of April 14, 1997, as it may be amended from time to time (provided that the principal amount owing does not exceed $85,000,000.00) and the notes issued thereunder and providing a maturity date for said notes of February 28, 2006 or earlier.

      1.56 HARRIS LOAN: the loans, letters of credit and reimbursement obligations relating to letters of credit in the current principal amount of not more than $75,239,727.00 to Borrower from Harris Trust and Savings Bank (individually and as Agent), U.S. Bancorp Ag Credit, Inc., CoBank, ACB, SunTrust Bank, Atlanta, and Credit Agricole Indosuez, and their respective successors and assigns, pursuant to that certain Second Amended and Restated Secured Credit Agreement dated as of November 5, 1999, as it may be amended from time to time (provided that the principal amount owing does not exceed $75,239,727.00).

      1.57 HAZARDOUS SUBSTANCES: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto ("ENVIRONMENTAL REGULATIONS"), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

      1.58 INDIVIDUAL COMMITMENT: shall mean with respect to any Syndication Party, its Individual 10 Year Commitment or its Individual 7 Year Commitment, as applicable.

      1.59 INDIVIDUAL OUTSTANDING 7 YEAR OBLIGATIONS: shall mean with respect to any Syndication Party the total at any time, without duplication, of (a) the aggregate outstanding principal amount of all 7 Year Advances made by such Syndication Party, and (b) all of such Syndication Party's Committed 7 Year Advances.

      1.60 INDIVIDUAL OUTSTANDING 10 YEAR OBLIGATIONS: shall mean with respect to any Syndication Party the total at any time, without duplication, of
(a) the aggregate outstanding principal amount of all 10 Year Advances made by such Syndication Party, (b) all of such Syndication Party's Committed 10 Year Advances.

      1.61 INDIVIDUAL PRO RATA SHARE: shall mean with respect to any Syndication Party at any time, (a) the sum of its Individual 7 Year Commitment plus its Individual 10 Year Commitment, divided by (b) the Aggregate Commitment.

      1.62 INDIVIDUAL 7 YEAR COMMITMENT: shall mean with respect to any Syndication Party the amount shown as its Individual 7 Year Commitment on
SCHEDULE 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 14.27 hereof, or a reduction in the Aggregate 7 Year Commitment in accordance with Section 2.8 hereof.

      1.63 INDIVIDUAL 7 YEAR LENDING CAPACITY: shall mean with respect to any Syndication Party the amount at any time of its Individual 7 Year Commitment, less its Individual Outstanding 7 Year Obligations.

      1.64 INDIVIDUAL 7 YEAR PRO RATA SHARE: shall mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), where the numerator is such Syndication Party's Individual 7 Year Commitment; and the denominator is the Aggregate 7 Year Commitment, determined
(a) in the case of LIBO Rate Loans, at 12:00 noon (Central time) on the Banking Day Borrower delivers a Borrowing Notice pursuant to which Borrower requests such LIBOR Loan, and (b) in all other cases, 12:00 noon (Central time) on the Banking Day Borrower delivers a Borrowing Notice.

      1.65 INDIVIDUAL 10 YEAR COMMITMENT: shall mean with respect to any Syndication Party the amount shown as its Individual 10 Year Commitment on
SCHEDULE 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 14.27 hereof, or a reduction in the Aggregate 10 Year Commitment in accordance with Section 3.8 hereof.

      1.66 INDIVIDUAL 10 YEAR LENDING CAPACITY: shall mean with respect to any Syndication Party the amount at any time of its Individual 10 Year Commitment, less its Individual Outstanding 10 Year Obligations.

      1.67 INDIVIDUAL 10 YEAR PRO RATA SHARE: shall mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), where the numerator is such Syndication Party's Individual 10 Year Commitment; and the denominator is the Aggregate 10 Year Commitment, determined
(a) in the case of LIBO Rate Loans, at 12:00 noon (Central time) on the Banking Day Borrower delivers a Borrowing Notice pursuant to which Borrower requests such LIBOR Loan, and (b) in all other cases, 12:00 noon (Central time) on the Banking Day Borrower delivers a Borrowing Notice.

      1.68 INTANGIBLE ASSET: means, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from inventory) and goodwill (all determined on a consolidated basis in accordance with GAAP.

      1.69 INTEREST EXPENSE: means all interest charges during such period, including all amortization of debt discount expense and imputed interest with respect to Capital Lease obligations, determined on a consolidated basis in accordance with GAAP.

      1.70 INVESTMENT: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (e) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or Debts of any other Person (other than by endorsement for collection in the ordinary course of business), (f) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (g) an agreement to supply or advance any funds, assets, goods or services entered into outside the ordinary course of business, or (h) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.

      1.71 LEVERAGE RATIO: the ratio for the Borrower and its Consolidated Subsidiaries of (a) the aggregate outstanding principal amount of all Debt ; LESS unrestricted cash and cash equivalents, to (b) the sum of aggregate outstanding principal amount of all Debt included in clause (a) above; LESS unrestricted cash and cash equivalents PLUS Net Worth.

      1.72 LIBO RATE: the rate (rounded upwards, if necessary, to the next 1/16{th} of one percent) for deposits in U.S. dollars with maturities comparable to the selected LIBO Rate Period that appears on the display designated as Page "3750" of the Telerate Service (or such other Page as may replace the 3750 Page of that service or, if the Telerate Service shall cease displaying such rates, as published by such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits or, if none, the comparable reference on the Reuters Screen LIBOR Page or such other quotation service as may be chosen by the Administrative Agent), determined effective as of 1:00 P.M. (Central Time) on the day which is two (2) Banking Days prior to the first day of each LIBO Rate Period, reserve adjusted basis for Regulation D on a demonstrated basis, with such rate modified by adding the 7 Year LIBOR Margin or the 10 Year LIBOR Margin, depending on whether the LIBO Rate Loan is being made under the 7 Year Revolving Loan or the 10 Year Revolving Loan, respectively.

      1.73 LIEN: means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset).

      1.74 LOANS: shall mean, collectively, all Base Rate Loans and all LIBO Rate Loans outstanding at any time.

      1.75 LOAN DOCUMENTS: this Credit Agreement, the Notes and the Security Documents.

      1.76 MATERIAL ADVERSE EFFECT: means: (a) a material adverse effect on the financial condition, results of operation, business or property of Borrower and the Subsidiaries, considered in the aggregate; or (b) a material adverse effect on the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents.

      1.77 MATERIAL AGREEMENTS: all agreements of Borrower, the termination or breach of which, based upon Borrower's knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect.

      1.78 MULTIEMPLOYER PLAN: means a Plan defined as such in Section 3(37) of ERISA.

      1.79 NET TANGIBLE ASSETS: the excess of the value of total assets (as determined in accordance with GAAP) over the value of Intangible Assets of the Borrower and its Consolidated Subsidiaries.

      1.80 NET WORKING CAPITAL: the excess for the Borrower and its Consolidated Subsidiaries of Current Assets over Current Liabilities.

      1.81 NET WORTH: the total assets (as determined in accordance with GAAP) minus the Total Liabilities of the Borrower and its Consolidated Subsidiaries, all determined on a consolidated basis as in accordance with GAAP.

      1.82 NOTE OR NOTES: the promissory notes executed by Borrower pursuant to Sections 2.3 and 3.3 hereof, and all amendments, renewals, substitutions and extensions thereof.

      1.83 OPERATING LEASE: means any lease of property (whether real, personal or mixed) for a period of longer than one year by a Person under which such Person is lessee, other than a Capital Lease.

      1.84 ORGANIZATIONAL DOCUMENTS: in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement, limited liability company agreement or regulations.

      1.85 PARI PASSU LOAN: shall mean a loan which meets all of the following requirements: (a) the proceeds are all made available to Borrower;
(b) it is secured by all or a portion of the Collateral equally and ratably with the Bank Debt on the same lien priority basis; (c) the lender thereunder has executed an intercreditor agreement in form and substance substantially identical to EXHIBIT 1.85 hereto ("INTERCREDITOR AGREEMENT"); (d) Borrower has furnished to the Administrative Agent a pro-forma Available Amount Report with such updated Appraisals as the Administrative Agent may reasonably require at, or no more than ten (10) days prior to, the date the Administrative Agent is requested to execute such intercreditor agreement; provided that no updated Appraisals will be required so long as (i) the aggregate outstanding principal balance of all Pari Passu Loans (including the proposed Pari Passu Loan) incurred since the last Appraisal does not exceed $25,000,000.00 and (ii) the Leverage Ratio is not greater than fifty five percent (55%); and (e) Borrower demonstrates to the Administrative Agent, in each case on a pro-forma basis (including, in each case, the proposed Pari Passu Loan), (i) that the aggregate outstanding principal amounts owing under all 7 Year Revolving Notes and all 10 Year Revolving Notes will not exceed the Available Amount as determined pursuant to clause (b) of Section 1.14 hereof (without regard to clause (a) of such Section), and (ii) compliance with the financial covenants.

      1.86 PERSON: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, or government or governmental agency (whether national, federal, state, provincial, country, city, municipal or otherwise, including without limitation, and instrumentality, division, agency, body or department thereof), or other entity.

      1.87 PLAN: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute, but excluding any such plan, arrangement, association or fund that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens.

      1.88  POTENTIAL DEFAULT:  any event, other than an event described in
Section 13.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

      1.89  PROHIBITED TRANSACTION: means any transaction prohibited under
Section 406 of ERISA or Section 4975 of the Code.

      1.90 REPORTABLE EVENT: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

      1.91 REQUIRED LENDERS: shall mean (a) with respect to matters relating only to the 7 Year Revolving Loan, Syndication Parties whose Individual 7 Year Commitments constitute fifty-one percent (51%) of the Aggregate 7 Year Commitment, (b) with respect to matters relating only to the 10 Year Revolving Loan, Syndication Parties whose Individual 10 Year Commitments constitute fifty-one percent (51%) of the Aggregate 10 Year Commitment, and (c) with respect to all other matters, Syndication Parties whose Individual Commitments constitute fifty-one percent (51%) of the sum of (i) the Aggregate 10 Year Commitment and (ii) the Aggregate 7 Year Commitment. Pursuant to Section 14.26 hereof, Voting Participants shall, under the circumstances set forth therein, be entitled to voting rights and to be included in determining whether certain action is being taken by the Required Lenders.

      1.92 SECURITY DOCUMENTS: the security agreements, mortgages, deeds of trust, leasehold mortgages or deeds of trust, financing statements, pledge agreements, leasehold assignment and consents, and/or other documents executed by Borrower in favor of the Administrative Agent, on behalf of the Syndication Parties, to secure Borrower's performance of its obligations under the Notes and other Loan Documents with a lien on the Collateral, all in form and substance acceptable to the Administrative Agent.

      1.93  7 YEAR MATURITY DATE:  November 1, 2006.

      1.94 7 YEAR REVOLVING LOAN: shall mean the loan facility made available to Borrower under Article 2 of this Credit Agreement and shall include the Converted 7 Year Loans.

      1.95 SIGNIFICANT SOFTWARE: shall mean all software programs, equipment containing embedded micro chips, tradeware, telecommunications, physical plant and automated processes, regularly used by Borrower and/or each Subsidiary in their business operations or financial accounting which, individually, or together with one or more other such software programs, would, if it failed to be Year 2000 Compliant, have a Material Adverse Effect.

      1.96 SUBSIDIARY: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns fifty percent (50%) or more of the outstanding stock thereof, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof, or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity with respect to which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding equity interest thereof, or (ii) has the power under ordinary circumstances to directly or indirectly control the management thereof.

      1.97 SUCCESSOR AGENT: such Person as may be appointed as successor to the rights and duties of the Administrative Agent as provided in Section 14.20 of this Credit Agreement.

      1.98 SYNDICATION PARTIES: shall mean those entities listed on SCHEDULE 1 hereto, including FCSA in its role as a lender hereunder, but not in its role as Co-Arranger hereunder, and such Persons as shall from time to time execute a Syndication Acquisition Agreement substantially in the form of EXHIBIT 14.25 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 14.25 hereof, and to become a Syndication Party hereunder.

      1.99 TANGIBLE NET WORTH: the Net Worth minus the amount of all Intangible Assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      1.100 10 YEAR FINANCIAL PROJECTIONS: Financial projections of the operations of Borrower and its Subsidiaries for the Fiscal Year periods which include the Closing Date and cover the period through the Fiscal Year which includes the 10 Year Maturity Date.

      1.101 10 YEAR MATURITY DATE:  November 2, 2009.

      1.102 10 YEAR REVOLVING LOAN: shall mean the loan facility made available to Borrower under Article 3 of this Credit Agreement and shall include the Converted 10 Year Loans.

      1.103 THIRD PARTY PROVIDER: a third party vendor which provides Significant Software.

      1.104 TOTAL LIABILITIES: at any date, the aggregate amount of all liabilities of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

      1.105 YEAR 2000 COMPLIANT: shall mean, with respect to software, (a) that it shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century so that it will (i) manage and manipulate data involving dates, including single century and multiple century dates and formulas, and will not cause an abnormally ending scenario within the application or cause an abort or result in the generation of incorrect values or invalid output involving such dates, (ii) include the indication of the correct century in all date related user interface functions, and (iii) operate in the same manner with year dates of 2000 and beyond as it operates with year dates of 1900 to 1999; and (b) that it shall recognized the year 2000 as a year containing February 29. Software that is Year 2000 Compliant shall be considered to be in "YEAR 2000 COMPLIANCE".

      1.106 Y2K COMPLIANCE TEST: shall mean those procedures adopted by Borrower or the Subsidiaries, as applicable, for testing their respective Significant Software for Year 2000 Compliance.

     The following terms are defined in portions of this Credit Agreement other than Article 1:

     ADDITIONAL COSTS              Section 15.12
     ADMINISTRATIVE AGENT          Introductory paragraph
     ADVANCE PAYMENT               Section 14.1
     AFFECTED LOANS                Section 9.5
     AGGREGATE CONVERSION AMOUNT   Subsection 5.1.1
     AUTHORIZED OFFICER Subsection 9.1.10
     AVAILABLE AMOUNT REPORT DEADLINE Subsection 10.2.11
     AVAILABLE AMOUNT REPORT  Subsection 10.2.11
     BASE RATE LOANS               Subsection 4.1.1
     BORROWER                      Introductory paragraph
     BORROWER PENSION PLAN         Subsection 8.10.2
     BORROWING NOTICE              Section 9.2
     CERCLA                        Section 1.47
     CHANGE IN LAW                 Subsection 4.2.2
     COBANK                        Introductory paragraph
     COBRA                         Subsection 8.10.12
     COLLATERAL                    Section 7.1
     COMMITMENT FEE                Subsection 4.5.1
     COMMITMENT FEE FACTOR         Subsection 4.6.1
     COMMITMENT LETTER        Subsection 9.1.9
     CONTRIBUTING SYNDICATION PARTIES Section 14.3
     CONVERSION DATE               Subsection 5.1.1
     CONVERSION ELECTION      Subsection 5.1.1
     CONVERTED 7 YEAR LOAN         Subsection 5.1.1
     CONVERTED 10 YEAR LOAN        Subsection 5.1.1
     CREDIT AGREEMENT              Introductory paragraph
     DELINQUENCY INTEREST          Section 14.3
     DELINQUENT AMOUNT        Section 14.3
     DELINQUENT SYNDICATION PARTY  Section 14.3
     ENVIRONMENTAL REGULATIONS Section 1.61
     EVENT OF DEFAULT              Section 15.1
     EVENT OF SYNDICATION DEFAULT  Subsection 14.28.1
     FARM CREDIT LAW               Section 13.4
     FCSA                          Introductory paragraph
     FEE LETTER                    Subsection 9.1.9
     FUNDING LOSSES                Section 5.8
     FUNDING LOSS NOTICE           Section 5.8
     FUNDING NOTICE                Section 9.2
     GUARANTOR                     Section 7.2
     GUARANTY                      Section 7.2
     INDEMNIFIED AGENCY PARTIES    Section 14.17
     INDEMNIFIED PARTIES      Section 12.1
     INTERCREDITOR AGREEMENT       Section 1.85
     IRS                           Subsection 8.10.2
     LIBO RATE LOAN                Subsection 4.1.2
     LIBO RATE PERIOD              Subsection 4.1.2
     LIBO REQUEST                  Subsection 4.1.2
     LICENSING LAWS                Section 8.4
     MANDATORY PREPAYMENTS         Section 5.4
     MARGIN REPORT                 Subsection 4.6.2
     MARGIN REPORT DEADLINE        Subsection 4.6.2
     MARGINS                       Subsection 4.6.1
     PAYMENT ACCOUNT               Section 14.8
     PAYMENT DISTRIBUTION          Section 14.8
     PERMITTED ENCUMBRANCES        Section 11.3
     PLEDGED FACILITIES            Section 7.1
     POST CLOSING LETTER           Section 15.8
     PRINCIPAL PAYMENT SCHEDULE    Subsection 5.1.3
     RCRA                     Section 1.47
     REGULATORY CHANGE             Subsection 15.12
     REQUIRED LICENSES             Section 8.9
     SCHEDULED PAYMENTS            Section 5.1
     SENIOR NOTES                  Section 11.14
     7 YEAR ADVANCE                Section 2.1
     7 YEAR BASE RATE MARGIN       Section 4.6
     7 YEAR LIBOR MARGIN           Section 4.6
     7 YEAR REVOLVING NOTE(S)      Section 2.3
     SUCCESSOR AGENT               Section 14.20
     SYNDICATION ACQUISITION AGREEMENT Section 14.25
     SYNDICATION INTEREST     Section 14.1
     SYNDICATION PARTY ADVANCE DATE Section 14.2
     10 7/8% NOTES                 Section 11.14
     10 YEAR ADVANCE               Section 3.1
     10 YEAR BASE RATE MARGIN Section 4.6
     10 YEAR LIBOR MARGIN          Section 4.6
     10 YEAR REVOLVING NOTE(S) Section 3.3
     TITLE INSURER                 Subsection 9.1.6
     TITLE POLICY                  Subsection 9.1.6
     TRANSFER                      Section 14.25
     VOLUNTARY PREPAYMENTS         Section 5.3
     VOTING PARTICIPANTS      Section 14.26
     WIRE INSTRUCTIONS             Section 14.27
     YEAR 2000 COMPLIANCE          Section 1.109



Article 2.  7 Year Revolving LOAN

      2.1 7 Year Revolving Loan. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred and is continuing, Borrower, may during the Availability Period, request an Advance under the 7 Year Revolving Loan ("7 YEAR ADVANCE"), and each of the Syndication Parties severally agrees, to fund its Individual 7 Year Pro Rata Share of each 7 Year Advance from time to time during the Availability Period, subject to the following:

            2.1.1 INDIVIDUAL SYNDICATION PARTY 7 YEAR COMMITMENT. No Syndication Party shall be required or permitted to fund 7 Year Advances in an amount which would exceed its Individual 7 Year Lending Capacity as in effect at the time of the Administrative Agent's receipt of the Borrowing Notice requesting such Advance.

            2.1.2 INDIVIDUAL SYNDICATION PARTY 7 YEAR PRO RATA SHARE. No Syndication Party shall be required or permitted to fund 7 Year Advances in excess of an amount equal to its Individual 7 Year Pro Rata Share multiplied by the amount of the requested 7 Year Advance.

      2.2 AGGREGATE 7 YEAR COMMITMENT; AVAILABLE AMOUNT. Borrower shall not be entitled to request a 7 Year Advance in an amount which, (a) when added to the aggregate Individual Outstanding 7 Year Obligations of all Syndication Parties, would exceed the Aggregate 7 Year Commitment; or (b) when added to the aggregate Individual Outstanding 7 Year Obligations of all Syndication Parties and the aggregate Individual Outstanding 10 Year Obligations of all Syndication Parties, would exceed the Available Amount.

      2.3 7 YEAR REVOLVING PROMISSORY NOTES. Borrower's obligations to each Syndication Party under the 7 Year Revolving Loan, including Borrower's payment obligations with respect to all 7 Year Advances made by such Syndication Party shall be (a) evidenced by, and bear interest in accordance with, a single promissory note of Borrower in substantially the form of EXHIBIT 2.3 hereto duly completed, in the stated maximum principal amount equal to such Syndication Party's Individual 7 Year Commitment, dated the date such Syndication Party becomes a Syndication Party, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 7 Year Maturity Date (each a "7 YEAR REVOLVING NOTE" and collectively, the "7 YEAR REVOLVING NOTES"); and (b) repaid in accordance with
Article 5 hereof and such 7 Year Revolving Note.

      2.4 SYNDICATION PARTY RECORDS. Each Syndication Party shall record on its books and records the amount of each Advance, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. Each Syndication Party's record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay to any Syndication Party as principal more than the principal amount of the Loans made by such Syndication Party.

      2.5 USE OF PROCEEDS. The proceeds of the 7 Year Revolving Loans will be used by Borrower to fund expansion of Borrower's production and processing facilities, for future acquisitions, to repay existing indebtedness, and for general corporate purposes, and Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

      2.6 ADVANCES; FUNDING. Borrower may request, and the Syndication Parties shall fund, Advances under the 7 Year Revolving Loan in the manner and within the time deadlines as provided in Section 9.2 hereof.

      2.7 SYNDICATION PARTY FUNDING FAILURE. The failure of any Syndication Party to remit its funding share of any requested 7 Year Advance on the date specified for such Advance shall not relieve any other Syndication Party of its obligation (if any) to make any Advance on such date, but no Syndication Party shall be responsible for the failure of any other Syndication Party to make any Advance to be made by such other Syndication Party.

      2.8 REDUCTION OF AGGREGATE 7 YEAR COMMITMENT. Borrower may, by written notice to the Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably reduce the Aggregate Commitment; provided that (a) such reduction must be in minimum amounts of one million dollars ($1,000,000.00) and incremental multiples of $500,000.00; (b) such reduction shall be allocated between the 7 Year Aggregate Commitment and the 10 Year Aggregate Commitment on a pro rata basis so that (i) the portion of such reduction allocated to the 7 Year Aggregate Commitment shall be determined by multiplying the amount of the Aggregate Commitment reduction by a fraction the numerator of which is the Aggregate 7 Year Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect, and (ii) the portion of such reduction allocated to the 10 Year Aggregate Commitment shall be determined by multiplying such reduction amount by a fraction the numerator of which is the Aggregate 10 Year Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect; and (c) Borrower must simultaneously make any principal payment necessary (along with any applicable Funding Losses on account of such principal payment) so that (i) the principal amount outstanding under the 7 Year Revolving Loan does not exceed the reduced Aggregate 7 Year Commitment on the date of such reduction, (ii) the Individual Outstanding 7 Year Obligations owing to any Syndication Party do not exceed the Individual 7 Year Commitment of that Syndication Party (after reduction thereof in accordance with the following sentence), (iii) the principal amount outstanding under the 10 Year Revolving Loan does not exceed the reduced Aggregate 10 Year Commitment on the date of such reduction, and (iv) the Individual Outstanding 10 Year Obligations owing to any Syndication Party do not exceed the Individual 10 Year Commitment of that Syndication Party (after reduction thereof in accordance with the following sentence). Upon (y) the reduction of the Aggregate 7 Year Commitment as provided in the preceding sentence, then the Individual 7 Year Commitment of each Syndication Party shall be reduced in the same proportion as the Individual 7 Year Commitment of such Syndication Party bears to the Aggregate 7 Year Commitment before such reduction, and (z) the reduction of the Aggregate 10 Year Commitment as provided in the preceding sentence, then the Individual 10 Year Commitment of each Syndication Party shall be reduced in the same proportion as the Individual 10 Year Commitment of such Syndication Party bears to the Aggregate 10 Year Commitment before such reduction.



Article 3.  10 Year Loan

      3.1 10 Year Loan. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred and is continuing, Borrower may, during the Availability Period, request an Advance under the 10 Year Revolving Loan ("10 YEAR ADVANCE"), and each of the Syndication Parties severally agrees, to fund its Individual 10 Year Pro Rata Share of each 10 Year Advance from time to time during the Availability Period, subject to the following:

            3.1.1 INDIVIDUAL SYNDICATION PARTY 10 YEAR COMMITMENT. No Syndication Party shall be required or permitted to fund 10 Year Advances in an amount which would exceed its Individual 10 Year Lending Capacity as in effect at the time of the Administrative Agent's receipt of the Borrowing Notice requesting such Advance.

            3.1.2 INDIVIDUAL SYNDICATION PARTY 10 YEAR PRO RATA SHARE. No Syndication Party shall be required or permitted to fund 10 Year Advances in excess of an amount equal to its Individual 10 Year Pro Rata Share multiplied by the amount of the requested 10 Year Advance.

      3.2 AGGREGATE 10 YEAR COMMITMENT; AVAILABLE AMOUNT. Borrower shall not be entitled to request a 10 Year Advance in an amount which, (a) when added to the aggregate Individual Outstanding 10 Year Obligations of all Syndication Parties, would exceed the Aggregate 10 Year Commitment; or (b) when added to the aggregate Individual Outstanding 7 Year Obligations of all Syndication Parties and the aggregate Individual Outstanding 10 Year Obligations of all Syndication Parties, would exceed the Available Amount.

      3.3 10 YEAR LOAN PROMISSORY NOTES. Borrower's obligations to each Syndication Party under the 10 Year Revolving Loan, including Borrower's payment obligations with respect to all 10 Year Advances made by each Syndication Party shall (a) be evidenced by, and bear interest in accordance with, a single promissory note of Borrower in substantially the form of EXHIBIT
3.3 hereto duly completed, in the stated maximum principal amount equal to such Syndication Party's Individual 10 Year Commitment, dated the date such Syndication Party becomes a Syndication Party, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 10 Year Maturity Date (each a "10 YEAR REVOLVING NOTE" and collectively, the "10 YEAR REVOLVING NOTES") ; and (b) repaid in accordance with Article 5 hereof and such 10 Year Revolving Note.

      3.4 SYNDICATION PARTY RECORDS. Each Syndication Party shall record on its books and records the amount of each Advance, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party's record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the Loans made by the Syndication Parties.

      3.5 USE OF PROCEEDS. The proceeds of the 10 Year Revolving Loans will be used by Borrower to fund expansion of Borrower's production and processing facilities, for future acquisitions, to repay existing indebtedness, and for general corporate purposes, and Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

      3.6 ADVANCES; FUNDING. Borrower may request, and the Syndication Parties shall fund, Advances under the 10 Year Revolving Loan in the manner and within the time deadlines as provided in Section 9.2 hereof.

      3.7 SYNDICATION PARTY FUNDING FAILURE. The failure of any Syndication Party to remit its Funding Share of any requested 10 Year Advance on the date specified for such Advance shall not relieve any other Syndication Party of its obligation (if any) to make any Advance on such date, but no Syndication Party shall be responsible for the failure of any other Syndication Party to make any Advance to be made by such other Syndication Party.

      3.8 REDUCTION OF AGGREGATE 10 YEAR COMMITMENT. Borrower may, by written facsimile notice to the Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably reduce the Aggregate 10 Year Commitment; in the same manner and subject to the same conditions as set forth in Section 2.8 hereof with respect to reduction of the Aggregate 7 Year Commitment.



Article 4.  INTEREST AND FEES

      4.1   Interest.  Interest on all Loans shall be calculated as follows:

            4.1.1 BASE RATE OPTION. Unless Borrower requests and receives a LIBO Rate Loan pursuant to Subsection 4.1.2 hereof, the outstanding principal balance under the 7 Year Revolving Notes and the 10 Year Revolving Notes shall bear interest at the Base Rate (each a "BASE RATE LOAN").

            4.1.2 LIBO RATE OPTION. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower included in a Borrowing Notice, all or any part of the outstanding principal balance under the 7 Year Revolving Notes or the 10 Year Revolving Notes may bear interest at the LIBO Rate (each a "LIBO RATE LOAN"); provided that Borrower may have no more than ten (10) LIBO Rate Loans outstanding at any time. To effect this option, the Borrowing Notice must specify (a) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $1,000,000.00 and in incremental multiples of $500,000.00 and (b) the period selected by Borrower during which the LIBO Rate is to be applied ("LIBO RATE PERIOD"), which may be any period of one, two, three, or six months, provided that LIBO Rate Periods which begin prior to the 7 Year Maturity Date must mature on or prior to the 7 Year Maturity Date and LIBO Rate Periods which begin on or after the 7 Year Maturity Date must mature no later than the 10 Year Maturity Date. In addition, for the purposes of determining a LIBOR Rate Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; provided that if there is no numerically corresponding day in the month in which a LIBO Rate Period is to end, or if a LIBO Rate Period begins on the last day of a calendar month, then such LIBO Rate Period shall end on the last Banking Day of the calendar month in which such LIBO Rate Period is to end. Borrower may convert any Base Rate Loan to a LIBO Rate Loan, or continue a LIBO Rate Loan, by making a written request therefore ("LIBO REQUEST") to the Administrative Agent by facsimile, specifying (y) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $1,000,000.00 and in incremental multiples of $500,000.00 and (z) the LIBO Rate Period selected by Borrower during which the LIBO Rate is to be applied. The Administrative Agent shall incur no liability in acting upon a request which it believed in good faith had been made by a properly authorized officer of Borrower. Following the expiration of the LIBO Rate Period for any LIBO Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another LIBO Rate Loan as provided in this Subsection.

      4.2   ADDITIONAL PROVISIONS FOR LIBO RATE LOANS.

            4.2.1 INAPPLICABILITY OR UNAVAILABILITY OF LIBO RATE. If the Administrative Agent at any time shall reasonably determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate, then the Administrative Agent shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by the Administrative Agent, then any portion of the outstanding principal balance hereof which bears interest determined in relation to the LIBO Rate shall, subsequent to the end of the LIBO Rate Period applicable thereto, bear interest at the Base Rate.

            4.2.2 CHANGE IN LAW; LIBO RATE LOAN UNLAWFUL. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "CHANGE IN LAW") shall make it unlawful for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by telephone or facsimile, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and if the notice from such Syndication Party is in writing, the Administrative Agent shall provide a copy of such notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan), and in the latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the LIBO Rate Period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such LIBO Rate Period. Upon the occurrence of any of the foregoing events on account of any change in any law, treaty, rule, regulation or determination of a court or governmental authority or in the interpretation or application thereof, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error. In the event any Syndication Party provides the Administrative Agent a notice under this Subsection, then Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, accompanied by the payment of such amounts as are described above and any applicable Funding Losses on account of the prepayment required below, on or before 10:00 A.M. (Central time) on or before ten (10) Banking Days following receipt of such notice, to reduce the Individual 7 Year Commitment and Individual 10 Year Commitment of such Syndication Party to zero upon making a prepayment, to be treated as a Voluntary Payment to the extent not inconsistent with the provisions of this Subsection, equal to the amount of such Syndication Party's Individual Outstanding 7 Year Obligations and Individual Outstanding 10 Year Obligations. In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in Individual 7 Year Commitment and/or Individual 10 Year Commitment shall be made to the Aggregate 7 Year Commitment and/or Aggregate 10 Year Commitment, as applicable, and, notwithstanding any provisions of this Credit Agreement to the contrary, including, without limitation, Sections 2.8 and 3.8: (y) the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party's Pro Rata Share thereof and, along with the amount paid on account of such fees, charges, Funding Losses, or other costs, distributed to the Syndication Party providing such notice and as to which Borrower has made such election, and (z) any reduction in the Aggregate 7 Year Commitment on account of the provisions of the immediately preceding sentence shall not require or result in a reduction in the Aggregate 10 year Commitment, and any reduction in the Aggregate 10 Year Commitment on account of the provisions of the immediately preceding sentence shall not require or result in a reduction in the Aggregate 7 Year Commitment.

      4.3 DEFAULT INTEREST RATE. All past due payments on the Notes or of any other Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

      4.4 INTEREST CALCULATION. Interest on LIBO Rate Loans and Base Rate Loans shall be calculated on the actual number of days the principal owing thereunder is outstanding with the daily rate calculated on the basis of a year consisting of 360 days. In calculating interest, the Advance Date shall be included and the date each payment is received shall be excluded.

      4.5   FEES.  Borrower shall pay or cause to be paid the following fees:

            4.5.1 COMMITMENT FEE. A FEE FOR EACH DAY DURING THE AVAILABILITY PERIOD ("COMMITMENT FEE") for each Facility (a) payable in arrears by the fifteenth day of the month following the close of each Fiscal Quarter, and (b) determined for each day during such Fiscal Quarter by (i) multiplying the Commitment Fee Factor in effect on such day (expressed as a daily rate on the basis of a year of 360 days) times (ii) the difference between the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, as applicable, and the outstanding principal balance owing under such Facility as of the close of the Administrative Agent's business on such day. The Commitment Fee shall be payable by Borrower to the Administrative Agent, and the Administrative Agent shall distribute the portion of the Commitment Fee attributable to the 7 Year Revolving Loan to the Syndication Parties based on their Individual 7 Year Pro Rata Share and shall distribute the portion of the Commitment Fee attributable to the 10 Year Revolving Loan to the Syndication Parties based on their Individual 10 Year Pro Rata Share.

      4.6 Interest Rate Margins; Commitment Fee Factor. The Margins and the Commitment Fee Factor shall be determined as follows:

            4.6.1 CALCULATION. "7 YEAR BASE RATE MARGIN", the "7 YEAR LIBOR MARGIN", the "10 YEAR BASE RATE MARGIN", the "10 YEAR LIBOR MARGIN" (collectively the "MARGINS"), and the "COMMITMENT FEE FACTOR" shall be determined pursuant to the table below (expressed in basis points) based on the Leverage Ratio, as of the end of each Fiscal Quarter, with such Margins effective as of the fifth Banking Day after receipt of a Margin Report, except that (a) the 7 Year LIBOR Margin and the 10 Year LIBOR Margin, once set for a LIBO Rate Loan, will not change during the LIBOR Rate Period therefore; (b) the Margins and Commitment Fee Factor effective as of the Closing Date shall be based on a Leverage Ratio of 39.0% until changed based on a Margin Report as provided in Subsection 4.6.2 hereof; (c) in the event that the final annual audited financial statements establish the Borrower was not entitled to a reduction in the Margin and the Commitment Fee Factor previously granted based upon a Margin Report, Borrower shall, upon written demand by the Administrative Agent, pay any excess amount which should have been charged based on such annual audited financial statements, and (d) if the Margin Report is not received by Administrative Agent by the Margin Report Deadline, the Margin and the Commitment Fee Factor for the period commencing on the first Banking Day after the Margin Report Deadline will each be based on a Leverage Ratio of 60.0% continuing until the fifth Banking Day after such time as Borrower delivers the Margin Report to the Administrative Agent, after which time the Margin and the Commitment Fee Factor will be based on the Margin Report:

                        7 Year                7 Year          Commitment
LEVERAGE RATIO    LIBOR RATE MARGIN     BASE RATE MARGIN      FEE FACTOR
* 35%             xxxx basis points     XXXX BASIS POINTS     xxxx basis points
( 35% * 40%       XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS
(40% * 45%        XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS
(45% * 50%        XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS
(50% * 55%        XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS
(55% * 60%        XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS
(60%              XXXX BASIS POINTS     XXXX BASIS POINTS     XXXX BASIS POINTS

                        10 Year             10 Year          Commitment
LEVERAGE RATIO      LIBOR RATE MARGIN  BASE RATE MARGIN      FEE FACTOR
35%                 xxxx basis points  XXXX BASIS POINTS     xxxx basis points
(35% * 40%          XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS
(40% * 45%          XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS
(45% * 50%          XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS
(50% * 55%          XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS
(55% * 60%          XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS
(60%                XXXX BASIS POINTS  XXXX BASIS POINTS     XXXX BASIS POINTS

            4.6.2 MARGIN REPORT. On or before the 45th day after the beginning of the second, third and fourth Fiscal Quarter of each Fiscal Year and on or before the 90{th} day after the beginning of the first Fiscal Quarter of each Fiscal Year ("MARGIN REPORT DEADLINE"), commencing with the Fiscal Quarter which begins in October of 1999, Borrower shall provide to the Administrative Agent a statement, certified to by Borrower's chief financial officer, showing the Leverage Ratio (including all components thereof) as of the last day of the preceding Fiscal Quarter in the form of EXHIBIT 4.6.2 hereto ("MARGIN REPORT").

      4.7 MAXIMUM INTEREST RATE. Borrower acknowledges and agrees that 12 U.S.C. (section) 2205 provides that institutions of the Farm Credit System are not subject to any interest rate limitation imposed by any state constitution or statute or other laws, and that any such limitations are preempted, and that therefore interest owing under the Notes, to the extent funded by an institution of the Farm Credit System, is not subject to any ceiling. Nonetheless, in the event it is ever determined by a court of competent jurisdiction that interest owing on the Notes, or some of them, is subject to any limitations imposed by the laws of the State of Colorado or Texas or any other jurisdiction, it is the intent of Borrower, and the Syndication Parties to, notwithstanding the provisions of Section 4.1 hereof, at all times comply with the applicable usury laws relating to this Credit Agreement or the Notes now or hereafter in effect including, without limitation, Title 4 of the Texas Finance Code and any subsequent revisions or judicial interpretations thereof if, and to the extent, determined by a court to be applicable to the Notes. It is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable, or receivable in connection with the Notes shall under no circumstances exceed the maximum nonusurious amount of interest permitted by applicable law. If the applicable laws are ever revised or judicially interpreted so as to render usurious any amount called for under this Credit Agreement or the Notes or contracted for, charged, chargeable, received or receivable with respect to this Credit Agreement or the Notes, or if the exercise of the option to accelerate the maturity of the Notes, or if any payment, results in Borrower having paid any interest on one or more of the Notes in excess of that permitted by applicable law, any such construction shall be subject to the provisions of this Section and, to the extent permitted by applicable law all excess amounts collected on such Notes shall be credited on the principal balance of such Notes (or, if it has been paid in full, refunded to Borrower), and those provisions shall immediately be deemed reformed and the amounts thereafter collectible will be reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount of interest otherwise lawfully called for under this Credit Agreement or the Notes. In the event the maturity of any Note is accelerated, then earned interest may never include more than the maximum amount of interest permitted by applicable law from the date of each advance of the proceeds of such Note until paid. Specifically, but without in any way limiting the generality of the foregoing, if from any circumstances whatsoever fulfillment of any provision of this Credit Agreement or the Notes, at the time performance of such provision is due, would cause the interest contracted for, charged, chargeable, received or receivable with respect to this Credit Agreement or any of the Notes to exceed the amount permitted by applicable law, then ipso facto and notwithstanding anything to the contrary contained herein, Borrower shall only be required to pay interest on each such Note in an amount equal to the lesser of the amounts payable under this Credit Agreement and the maximum amount permitted by applicable law. In determining whether the amount of interest contracted for, charged, chargeable, received or receivable with respect to this Credit Agreement or any of the Notes would ever exceed the amount permitted by applicable law, all sums charged, paid or agreed to be paid under this Credit Agreement for the use, forbearance, or detention of the indebtedness of Borrower to the Administrative Agent and/or the Syndication Parties shall, to the extent possible under applicable law, be amortized, prorated, allocated, and spread throughout the full term of the Notes (including any renewal or extension), until payment in full. The provisions of this Section control all agreements between the Administrative Agent and/or the Syndication Parties and Borrower relative to the Notes. In the event any interest is required to be credited to principal or refunded to Borrower with respect to some, but not all, of the Notes, such adjustment shall be for the account of the Syndication Party which is the payee under such Note or Notes, and shall not affect the other Notes or the Syndication Parties which are the payees under such other Notes.



Article 5.PAYMENTS; FUNDING LOSSES

      5.1 Principal Payments. Principal shall be payable under the 7 Year Converted Loans and the 10 Year Converted Loans (including, in each case, Converted Loans effected by an automatic conversion) in quarterly payments in the amounts and on the dates set forth in the Principal Payment Schedule ("SCHEDULED PAYMENTS"), with all unpaid principal due on the 7 Year Maturity Date or the 10 Year Maturity Date, as applicable.

            5.1.1 CONVERTED LOANS. Borrower may, upon not more than seven and not less than three Banking Day's advance notice to the Administrative Agent, during the Availability Period elect ("CONVERSION ELECTION"), effective as of the last Banking Day of each June and December (each a "CONVERSION DATE"), to convert a specific dollar amount ("AGGREGATE CONVERSION AMOUNT") (a) of the 7 Year Revolving Loan into one or more term loans (each a "CONVERTED 7 YEAR LOAN") having a final maturity on the 7 Year Maturity Date and with amortization in equal quarterly payments of principal based on the period from the Conversion Date to the sixth anniversary following the end of the Availability Period (which will require a balloon payment on the 7 Year Maturity Date) and (b) of the 10 Year Revolving Loan into one or more term loans (each a "CONVERTED 10 YEAR LOAN") having a final maturity on the 10 Year Maturity Date and with amortization in equal quarterly payments of principal based on the period from the Conversion Date to the eleventh anniversary following the end of the Availability Period (which will require a balloon payment on the 10 Year Maturity Date); PROVIDED that (x) such conversion must be in minimum amounts of $1,000,000.00 and incremental multiples of $500,000.00, (y) the Aggregate Conversion Amount must be allocated between the 7 Year Revolving Loan and the 10 Year Revolving Loan on the basis of the ratio of the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, as applicable, to the Aggregate Commitment in effect, in each case, on the Conversion Date. Amounts converted to a Converted 7 Year Loan will permanently reduce the Aggregate 7 Year Commitment dollar-for-dollar, and the aggregate outstanding principal balance of the 7 Year Revolving Loan and Converted 7 Year Loans may not at any time exceed the Aggregate 7 Year Commitment then in effect, and amounts converted to a Converted 10 Year Loan will permanently reduce the Aggregate 10 Year Commitment dollar-for-dollar, and the aggregate outstanding principal balance of the 10 Year Revolving Loan and Converted 10 Year Loans may not at any time exceed the Aggregate 10 Year Commitment then in effect.

            5.1.2 AUTOMATIC CONVERSION. Outstanding balances of principal under the 7 Year Revolving Loan (and not previously converted) will be automatically converted into a Converted 7 Year Loan as of the last day of the Availability Period, and outstanding balances of principal under the 10 Year Revolving Loan (and not previously converted) will be automatically converted into a Converted 10 Year Loan as of the last day of the Availability Period.

            5.1.3 PRINCIPAL PAYMENT SCHEDULE. The Administrative Agent will maintain, in the form of EXHIBIT 5.1.3 hereto, a schedule of principal payments ("PRINCIPAL PAYMENT SCHEDULE") showing (a) on a consolidated basis the schedule of principal payments due under all Converted 7 Year Loans, and (b) on a consolidated basis the schedule of principal payments due under all Converted 10 Year Loans. The Administrative Agent will update the Principal Payment Schedule as of each Conversion Date with respect to which Borrower has made a Conversion Election, and the Principal Payment Schedule as so updated will automatically replace and supersede EXHIBIT 5.1.3 hereto.

      5.2 INTEREST PAYMENTS. Interest shall be payable as follows: (a) interest on Base Rate Loans shall be payable monthly in arrears on the fifteenth day of the following month, (b) interest on LIBO Rate Loans shall be payable in arrears on the last day of the LIBO Rate Period therefor unless the LIBO Rate Period is longer than three (3) months, in which case interest shall also be payable every three (3) months from the date of the relevant Advance and (c) interest on all Loans then accrued and unpaid shall be payable on the 7 Year Maturity Date or 10 Year Maturity Date, as applicable.

      5.3 VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay ("VOLUNTARY PREPAYMENTS") all or any part of the outstanding principal balance under the Loans at any time in minimum amounts of $1,000,000.00 and in integral multiples of $500,000.00 (or the entire outstanding balance, if less) on any Banking Day; provided that (a) in the event of prepayment of any LIBO Rate Loan
(i) Borrower must provide three (3) Banking Days notice to the Administrative Agent prior to making such prepayment, and (ii) Borrower must, at the time of making such prepayment, pay all Funding Losses applicable to such prepayment. Principal amounts paid or voluntarily prepaid (except as applied to a Converted
Loan) may be reborrowed under the terms and conditions of this Credit
Agreement.

      5.4 MANDATORY PREPAYMENTS. Borrower shall be required to make prepayments ("MANDATORY PREPAYMENTS") in each of the following events (a) in the event any of the Collateral is the subject of a Casualty Event, a Mandatory Prepayment equal to the amount of the Casualty Proceeds received by Borrower on account thereof (subject to Borrower's right to use Casualty Proceeds for repair or replacement for any casualty event if the amount of Casualty Proceeds does not exceed $25,000,000.00 and so long as (i) a contract for such repair or replacement is entered into within 180 days of such Casualty Event for such repairs and/or the acquisition of such replacements, (ii) such repair or replacement is effected within 360 days of such Casualty Event, and (iii) any such replacements are covered by the lien in favor of the Administrative Agent on the Collateral); (b) upon the issuance of any equity securities in a capital raising transaction resulting in net proceeds to Borrower of an amount in excess of $10,000,000.00, a Mandatory Prepayment equal to fifty percent (50%) of net proceeds of such offering of equity securities to the extent they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt; (c) upon sale or other disposition of any non-current assets (except for sales in the ordinary course of business)
(i) which are not a part of the Collateral, a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $5,000,000 received by Borrower to the extent that they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by the Borrower, or (ii) which are a part of the Collateral, a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $5,000,000 received by Borrower to the extent that they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by the Borrower and covered by the lien in favor of the Administrative Agent on the Collateral; and (d) at any time that the aggregate outstanding principal balance owing (i) under the 7 Year Revolving Loan and the 10 Year Revolving Loan (including the Converted Loans) exceeds the Available Amount or (ii) under either the 7 Year Revolving Loan or the 10 Year Revolving Loan (including the 7 Year Converted Loans or the 10 Year Converted Loans, as applicable) exceeds the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, respectively, as either of them may be reduced from time to time, a Mandatory Prepayment equal to the amount of such excess. In each case of proceeds from any offering of equity securities and from any sale or other disposition of assets, to avoid Mandatory Prepayment based thereon, Borrower must, within 180 days of receipt of such proceeds, have used such proceeds for acquisitions and/or capital investments or executed a binding definitive contract for such acquisitions and/or capital investments. Mandatory Prepayments made (x) pursuant to clause (d) of this Section and applied to Converted Loans or (z) pursuant to clauses (a), (b), and (c) of this Section, will, in either case, result in a permanent reduction of the Aggregate 7 Year Commitment and the Aggregate 10 Year Commitment to the extent of the Mandatory Payments applied to each such Facility. Mandatory Prepayments under clauses
(a), (b), or (c) shall be due no later than 10 Banking Days after the expiration of the applicable acquisition or capital investment period set forth above, and Mandatory Prepayments under (d) shall be due the next Banking Day following such occurrence. In determining the amount of Mandatory Prepayment required under clauses (a) or (c)(ii), Borrower shall be permitted to make any prepayment required on account of such Casualty Event or sale under any Pari Passu Loan (in a maximum amount no greater than the pro rata portion based on total outstanding principal balances of such loan and the Facilities), and in determining the amount of Mandatory Prepayment required under clauses (b) and
(c)(i), Borrower shall, without duplication regarding payments made on account of any Pari Passu Loan, be permitted to make any prepayment required on account of such sale under any secured or unsecured credit facility which is not expressly subordinate to the Facilities in a maximum amount, with respect only to such unsecured facilities, of no greater than the pro rata portion based on the total outstanding principal balances owing under such unsecured facility to the sum of the total outstanding principal balances owing under all such unsecured facilities and under the Facilities.

      5.5   APPLICATION OF PRINCIPAL PAYMENTS.

            5.5.1 SCHEDULED PAYMENTS. ALL SCHEDULED PAYMENTS SHALL BE APPLIED TO ONE OR MORE 7 YEAR CONVERTED LOANS OR ONE OR MORE 10 YEAR CONVERTED LOANS IN ACCORDANCE WITH THE PRINCIPAL PAYMENT SCHEDULE.

            5.5.2 VOLUNTARY PREPAYMENTS. All Voluntary Prepayments shall be applied to principal amounts owing under the 7 Year Revolving Loan and the 10 Year Revolving Loan in the ratio of the amount of the outstanding principal balance owed under each, divided by the principal balance owed under both, determined in each case on the date of such prepayment, and, unless Borrower directs otherwise in writing (a) shall be applied first to balances other than Converted Loans, and then to Converted Loans, and (b) to the extent consistent with provision (a) hereof, first to Base Rate Loans and then to LIBO Rate Loans. To the extent Voluntary Prepayments are applied to Converted Loans, they shall be applied FIRST to the four principal installments next coming due, and SECOND to remaining installments on a ratable basis. However, notwithstanding any of the foregoing provisions of this Subsection, upon the occurrence and during the continuance of an Event of Default, all prepayments shall be applied, as the Administrative Agent in its sole discretion shall determine, to fees, interest or principal indebtedness under the Notes, or to any other Bank Debt.

            5.5.3 MANDATORY PREPAYMENTS. All Mandatory Prepayments shall be applied to principal amounts owing under the 7 Year Revolving Loan and the 10 Year Revolving Loan in the ratio of the amount of the outstanding principal balance owed under each, divided by the principal balance owed under both, determined in each case on the date of such prepayment, and (a) Mandatory Prepayments made on account of clauses (a) or (c) of Section 5.4 hereof shall be applied first to principal balances of Converted Loans, and Mandatory Prepayments made on account of clauses (b) or (d) of Section 5.4 hereof shall be applied first to principal balances other than under Converted Loans; and
(b) to the extent not inconsistent with clause (a) hereof, first to Base Rate Loans and then to LIBO Rate Loans. To the extent Mandatory Prepayments are applied to Converted Loans, on account of clauses (a) or (c)(ii) of Section 5.4, they shall be applied to Scheduled Payments in the inverse order of their due date, so that such Mandatory Prepayments are applied first to the Scheduled Payment last coming due, and to the extent Mandatory Prepayments are applied to Converted Loans, on account of clauses (b), (c)(i), or (d) of Section 5.4, they shall be applied FIRST to the four principal installments next coming due, and SECOND to remaining installments on a ratable basis.

      5.6 MANNER OF PAYMENT. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Credit Agreement shall be made in US dollars to the Administrative Agent (a) in immediately available federal funds, to be received no later than 1:00 P.M. Central time of the Banking Day on which such payment is due by wire transfer through Federal Reserve Bank, Kansas City, Routing Number: 307088754, COBANK ENGWD (or to such other account as the Administrative Agent may designate by notice); and (b) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is required by law to make such deduction or withholding.

      5.7   DISTRIBUTION OF PRINCIPAL AND INTEREST PAYMENTS.  The
Administrative Agent shall distribute payments of principal and interest among the Syndication Parties as follows:

            5.7.1 PRINCIPAL AND INTEREST PAYMENTS ON 7 YEAR REVOLVING LOAN. Principal and interest payments on or applied to the 7 Year Revolving Loan (including 7 Year Converted Loans) shall be remitted to the Syndication Parties in accordance with their Individual 7 Year Pro Rata Share.

            5.7.2 PRINCIPAL AND INTEREST PAYMENTS ON 10 YEAR REVOLVING LOAN. Principal and interest payments on or applied to the 10 Year Revolving Loan (including 10 Year Converted Loans) shall be remitted to the Syndication Parties in accordance with their Individual 10 Year Pro Rata Share.

      5.8 FUNDING LOSSES. "FUNDING LOSSES" shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain such LIBO Rate Loan) incurred by such Syndication Party as a result of such prepayment of LIBO Rate Loans on any day other than the last day of the LIBO Rate Period applicable thereto. In the event of any such prepayment, each Syndication Party which had funded the LIBO Rate Loan being prepaid shall, promptly after being notified of such prepayment, send written notice ("FUNDING LOSS NOTICE") to the Administrative Agent by facsimile setting forth the amount of attributable Funding Losses and the method of calculating the same. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section shall be conclusive absent manifest error. Notwithstanding the foregoing, each Syndication Party is entitled to fund all or any part of its Pro Rata Share of any LIBO Rate Loan in any manner it selects, and it is understood that for the purposes of determining any Funding Losses, determination shall be made by each Syndication Party as though it had actually funded and maintained each LIBO Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to the relevant LIBO Rate Period.



Article 6.  BANK EQUITY INTERESTS

     6.1 Purchase of Bank Equity Interests. Borrower agrees to purchase such equity interests in FCSA ("BANK EQUITY INTERESTS") as FCSA may from time to time require in accordance with its bylaws and capital plan in effect as of the date hereof as applicable to non-cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Credit Agreement, of the following with respect to FCSA
(a) the bylaws, (b) a written description of the terms and conditions under which the Bank Equity Interests are issued, (c) the most recent annual report, and if more recent than the latest annual report, the latest quarterly report.



Article 7.  SECURITY

      7.1 Borrower's Assets. As security for the payment and performance of all obligations of Borrower to the Administrative Agent, to FCSA (with respect to the obligations of Borrower under Article 6 hereof), and to all present and future Syndication Parties, including but not limited to principal and interest under the Notes, purchases of Bank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, the Administrative Agent, for the benefit of FCSA (to the extent of Borrower's obligations with respect to Bank Equity Interests), and for the benefit of all present and future Syndication Parties, a first lien and security interest, pursuant to the Security Documents, subject only to Permitted Encumbrances, in the following ("COLLATERAL"): all of Borrower's real property interest, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on EXHIBIT 7.1 hereto ("PLEDGED FACILITIES") and including, without limitation, insurance policies in connection therewith and the proceeds thereof, whether now owned or hereafter acquired; provided only FCSA shall have a lien on the Bank Equity Interests, and that none of the Syndication Parties shall have a lien thereon. Borrower shall execute and deliver to the Administrative Agent, for the benefit of the Syndication Parties, the Security Documents to evidence the security interest of the Administrative Agent, for the benefit of the Syndication Parties, in the Collateral, together with such financing statements or other documents as the Administrative Agent shall reasonably request. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent shall reasonably request from time to time, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect or provide notice of the Administrative Agent's security interest (for the benefit of the Administrative Agent and all Syndication Parties) in the Collateral.

      7.2 GUARANTY. Borrower's obligations under this Credit Agreement, the Notes, and all other Loan Documents shall be guaranteed by Pilgrim Interests, Ltd., a Texas limited partnership ("GUARANTOR") through the execution of a guarantee in form and substance acceptable to the Administrative Agent and delivered on the Closing Date ("GUARANTY").



Article 8  representations and warranties

     To induce the Syndication Parties to make the Loans and recognizing that the Syndication Parties and the Administrative Agent are relying thereon, Borrower represents and warrants as follows:

      8.1 ORGANIZATION, GOOD STANDING, ETC. Borrower: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) is duly qualified to do business and is in good standing in the states of Texas and Arkansas and each other jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (c) has all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party. Each Subsidiary: (x) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (y) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (z) has all requisite corporate and legal power to own and operate its assets and to carry on its business.

      8.2 CORPORATE AUTHORITY, DUE AUTHORIZATION; CONSENTS. Borrower has taken all corporate action necessary to execute, deliver and perform its obligations under the Loan Documents to which it is a party. All consents or approvals of any Person which are necessary for, or are required as a condition of Borrower's execution, delivery and performance of and under the Loan Documents, have been obtained except where the failure to obtain such consent or approval could not reasonably be expected to cause a Material Adverse Effect.

      8.3 LITIGATION. Except as described on EXHIBIT 8.3 hereto, there are no pending legal or governmental actions, proceedings or investigations to which Borrower or any Subsidiary is a party or to which any property of Borrower or any Subsidiary is subject which could reasonably be expected to result in any Material Adverse Effect and, to Borrower's knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.

      8.4 NO VIOLATIONS. The execution, delivery and performance of the Loan Documents will not: (a) violate any provision of Borrower's Organizational Documents, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency;
(b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property which, in any such circumstance, could reasonably be expected to result in any Material Adverse Effect; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained ("LICENSING LAWS") which, in any such circumstance, could reasonably be expected to result in any Material Adverse Effect.

      8.5 BINDING AGREEMENT. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

      8.6 COMPLIANCE WITH LAWS. Borrower and each Subsidiary are in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance would result in a Material Adverse Effect.

      8.7 PRINCIPAL PLACE OF BUSINESS. Borrower's place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 10.1 hereof are kept, is located at 110 South Texas Street, Pittsburg, Texas 75686.

      8.8 PAYMENT OF TAXES. Except as shown on EXHIBIT 8.8 hereto, Borrower and each Subsidiary have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due, and have paid when due all other taxes, assessments or impositions levied or assessed against Borrower or any Subsidiary, or their business or properties, except for those subject to a Good Faith Contest or where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect. EXHIBIT 8.8 specifically indicates all such taxes which are subject to a Good Faith Contest as of the Closing Date.

      8.9 LICENSES AND APPROVALS. Borrower and each Subsidiary have ownership of, or license to use, or have been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to have a Material Adverse Effect ("REQUIRED LICENSES"). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower's rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. Borrower is not required to obtain any consent, permission, authorization, order, or license of any governmental authority, in connection with the execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect.

      8.10 EMPLOYEE BENEFIT PLANS. EXCEPT AS OTHERWISE DISCLOSED IN WRITING TO THE ADMINISTRATIVE AGENTS AND ON EXHIBIT 8.10:

            8.10.1 Employee Benefit Plans; Multiemployer Plans. EXHIBIT 8.10 sets forth as of the Closing Date a true and complete list of each Borrower Benefit Plan, Borrower Pension Plan, and Multiemployer Plan that is maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute, in each case as of the Closing Date. Borrower has received no written notification that any Multiemployer Plan to which Borrower currently has any obligation to contribute which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA fails to qualify under the Code.

            8.10.2 Pension Benefit Plans. To the knowledge of Borrower, each Borrower Benefit Plan that is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code (each a "Borrower Pension Plan"), and the trust, if any, forming a part thereof, meets in all material respects, and, in all material respects, since its inception has met, the requirements for qualification under
Section 401(a) of the Code, and for exemption from taxation under
Section 501(a) of the Code (except that these representations shall not be deemed to have been made subsequent to the Closing Date). The Internal Revenue Service ("IRS") has issued a favorable determination letter with respect to the qualification of each Borrower Pension Plan as of the Closing Date and the trust, if any, relating thereto, and, to the knowledge of Borrower, the IRS has not taken any action to revoke any such letter.

            8.10.3 Prohibited Transactions. With respect to each Borrower Benefit Plan sponsored or maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute (with the exception of any Multiemployer Plan), neither Borrower nor any Borrower Benefit Plan or, to the knowledge of Borrower, a fiduciary thereof, is engaged or has engaged in any transaction which is prohibited by Part 4 of Subtitle B of Title I of ERISA or which might subject any such plan or related trust, or any trustee or administrator thereof, to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA or to liability under Section 409 of ERISA, any of which would have a Material Adverse Effect. With respect to each Multiemployer Plan to which Borrower or a member of Borrower's "controlled group" (as that term is defined in Section 414(b) or (c) of the Code) has any obligation to contribute, to the knowledge of Borrower, neither Borrower nor any Multiemployer Plan or a fiduciary thereof is engaged or has engaged in any transaction which is prohibited by Part 4 of Subtitle B of Title I of ERISA or which might subject Borrower to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA or to liability under Section 409 of ERISA, any of which would have a Material Adverse Effect.

            8.10.4 Civil/Criminal Action. To the knowledge of Borrower, no civil or criminal action brought pursuant to Part 5 of Subtitle B of Title I of ERISA is pending, or, to the knowledge of Borrower, is threatened against Borrower, any Borrower Benefit Plan or any fiduciary thereof with respect to any Borrower Benefit Plan (except that these representations shall not be deemed to have been made subsequent to the Closing Date).

            8.10.5 Funding. (a) Each Borrower Pension Plan is in compliance with the minimum funding standards of Section 412 of the Code and Part 3 of Subtitle B of Title I of ERISA, and (b) no waivers of the minimum funding standards have been requested, and no Borrower Pension Plan has any "accumulated funding deficiency" within the meaning of Section 412 of the Code.

            8.10.6 Compliance With Law. To the knowledge of Borrower, Borrower is in compliance in all material respects with, and each Borrower Benefit Plan has been operated in all material respects in accordance with, the provisions of such plan and in compliance in all material respects with, ERISA, the Code and all other applicable law governing each such Borrower Benefit Plan, including but not limited to rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, and the Department of the Treasury pursuant to the provisions of ERISA and the Code, including without limitation, the bonding requirements of Section 412 of ERISA and the disclosure and reporting requirements of Part 1 of Subtitle B of Title I of ERISA, except to the extent any such failure would not have a Material Adverse Effect (except that these representations shall not be deemed to have been made subsequent to the Closing Date).

            8.10.7 Multiple Employer Plan. As of the Closing Date, Borrower does not participate in any "multiple employer plan" within the meaning of
Section 413 of the Code.

            8.10.8 Plan Termination Liability; Multiemployer Plan Withdrawal Liability. (a) Borrower has not incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any employee pension benefit plan (as defined in Section 3(2) of ERISA), covered or previously covered by Title IV of ERISA, which liability, or any portion thereof, will constitute a liability of Borrower at or after the Closing Date except to the extent that any such liability would not have a Material Adverse Effect, and (b) neither Borrower nor any member of Borrower's "controlled group" as defined in Code Section 414(b), (c), (m), or (o) prior to the Closing Date has incurred any liability under Title IV of ERISA arising in connection with the complete or partial withdrawal from any Multiemployer Plan, which liability, or any portion thereof, will constitute a liability of Borrower at or after the Closing Date, except to the extent that any such liability would not have a Material Adverse Effect.

            8.10.9 Pension Plan Termination. No proceedings to terminate any Borrower Pension Plan have been instituted under Subtitle C of Title IV of ERISA.

            8.10.10 Reportable Event. To the knowledge of Borrower, no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder has occurred with respect to any Borrower Pension Plan (other than a Multiemployer Plan), other than a reportable event for which notice or penalty for noncompliance has been waived by regulation or otherwise. With respect to any Multiemployer Plan that is a defined benefit plan to which Borrower has any obligation to contribute, to the knowledge of Borrower, no such "reportable event" has occurred which would materially and adversely affect such plan, and, to the knowledge of Borrower, no such plan is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA (except that the representations contained in this sentence shall not be deemed to have been made subsequent to the Closing Date).

            8.10.11 Payment of Contributions. In respect of each Borrower Benefit Plan, Borrower has paid or will have paid or accrued as of the Closing Date (a) all contributions or premiums required to be made by it for all plan years ending on or prior to the Closing Date and, (b) for the plan year which includes the Closing Date, any contributions or premiums required to be made by it by the Closing Date under the terms of the Borrower Benefit Plan. Except as disclosed in EXHIBIT 8.10, Borrower is not, as of the Closing Date, obligated to pay any contributions or premiums to a Multiemployer Plan. Except as set forth in EXHIBIT 8.10, all contributions paid or accrued by Borrower on or prior to the Closing Date in respect of any Borrower Pension Plan that is a defined benefit plan have been based on the actuarial assumptions and methods used for the last plan year ended on or before the Closing Date, or if there is no prior plan year for any such plan, contributions have been based upon reasonable actuarial assumptions and methods.

            8.10.12 Welfare Benefit Plans. As of the Closing Date, Borrower does not participate in a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. Except as disclosed in Exhibit 8.10, Borrower does not, as of the Closing Date, maintain or contribute to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code or a "welfare benefit fund" within the meaning of Section 419 of the Code, nor does Borrower maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees (other than as required by Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") or other applicable law). Borrower has complied in all material respects with the applicable provisions of COBRA with respect to the Borrower Benefit Plans.

      8.11 Equity Investments. Borrower does not, AS OF THE CLOSING DATE, own any stock or other voting or equity interest, directly or indirectly, in any Person valued at the greater of book value or market value at $5,000,000 or more, other than as set forth on EXHIBIT 8.11.

      8.12  TITLE TO REAL AND PERSONAL PROPERTY.  Borrower and each Subsidiary
(a) have all real and personal property necessary for the conduct of their respective business, and (b) have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including, as of the Closing Date, the properties and assets and leasehold interests reflected in the financial statements of the Borrower and its Subsidiaries referred to in Section 8.13 hereof, except (i) any properties or assets disposed of in the ordinary course of business, (ii) rights of way, easements, and similar interests in real property or defects in title which in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (iii) Permitted Encumbrances; and none of the properties of Borrower or any Subsidiary are subject to any Lien, except Permitted Encumbrances. All such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower and each Subsidiary which constitute Material Agreements are in full force and effect and afford Borrower or such Subsidiary peaceful and undisturbed possession of the subject matter thereof.

      8.13 FINANCIAL STATEMENTS. The consolidated balance sheets of Borrower and its Subsidiaries as of October 2, 1999, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the unqualified opinion thereon, dated November 2, 1999 of Ernst & Young, LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent and the Syndication Parties, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP. Between October 2, 1999 and the Closing Date, there has been no material adverse change in the financial condition, results of operations, or business of Borrower or any of its Subsidiaries taken as a whole. As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since October 2, 1999 or referred to in periodic filings of Borrower with the Securities and Exchange Commission subsequent to October 2, 1999 but prior to the Closing Date, copies of which have been provided to the Administrative Agent by Borrower. No information, exhibit, or report furnished by Borrower or any of its Subsidiaries to the Administrative Agent and the Syndication Parties in connection with Borrower's application for the Facilities and the negotiation of this Credit Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Administrative Agent and the Syndication Parties.

      8.14 ENVIRONMENTAL COMPLIANCE. Except as set forth on EXHIBIT 8.14 hereto, Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on EXHIBIT 8.14 hereto, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

      8.15 FISCAL YEAR. Each fiscal year of Borrower is a year (a) ending on the Saturday closest to September 30 in each calendar year, regardless of whether such Saturday occurs in September or October of any calendar year and
(b) beginning on the day immediately following the end of the preceding Fiscal Year.

      8.16 MATERIAL AGREEMENTS. The periodic reports of Borrower filed with the Securities and Exchange Commission, copies of which have been provided to the Administrative Agent by Borrower, and/or EXHIBIT 8.16 hereto list each Material Agreement of the Borrower and each Subsidiary as of the Closing Date. Borrower is not in default under any Material Agreement, nor, to Borrower's knowledge, (a) is any other party to any Material Agreement in default thereunder, or (b) do any facts exist which with the giving of notice or the passage of time, or both, would constitute such a default by any party to any Material Agreement.

      8.17 REGULATIONS U AND X. No portion of any Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any "margin security" or "margin stock" as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.18 TRADEMARKS, TRADENAMES. Borrower and each Subsidiary have ownership or the lawful right to use all tradenames, trademarks, patents, and other intellectual property which they utilizes in their business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      8.19 NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Borrower and each Subsidiary have satisfied all final and non-appealable judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such final and non-appealable judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

      8.20 NO DEFAULT IN OTHER AGREEMENTS. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      8.21  LABOR MATTERS; LABOR AGREEMENTS.  EXCEPT AS SET FORTH IN EXHIBIT
8.21 hereof: (a) As of the Closing Date, there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time. (b) There is no organizing activity involving Borrower or any Subsidiary pending or, to Borrower's knowledge, threatened by any labor union or group of employees. (c) There are, to Borrower's knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any Subsidiary has made a pending demand for recognition. (d) There are no complaints or charges against Borrower or any Subsidiary pending or, to Borrower's knowledge threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary of any individual.
(e) There are no strikes or other labor disputes against Borrower or any Subsidiary that are pending or, to Borrower's knowledge, threatened. (f) Hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C. (section) 201 et seq.) or any other applicable law dealing with such matters. The representations made in subparagraphs (b) through (f) of this Section are made with respect to those occurrences described which could, considered in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.22 GOVERNMENTAL REGULATION. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

      8.23 YEAR 2000 COMPLIANCE. Borrower represents and warrants that: (a) Borrower and each Subsidiary have conducted an analysis of, and developed a compliance program with respect to, all of their Significant Software, designed to ensure that it will be Year 2000 Compliant, and Borrower anticipates that such compliance program will be completed on a timely basis. (b) To the best of Borrower's knowledge, after due inquiry, the impact of year 2000 on Borrower and each Subsidiary and the key suppliers of Borrower and each Subsidiary will not be such as to materially adversely affect the business, condition (financial or otherwise) or operation of the business of Borrower and each Subsidiary, taken as a whole, or to prevent Borrower from performing its obligations hereunder.

      8.24 CONFIDENTIAL INFORMATION MEMORANDUM. To the best of Borrower's knowledge, the information contained in, and all attachments to, the Confidential Information Memorandum dated September 1999 provided by Borrower to the Administrative Agent and to the Syndication Parties was as of such date, and is as of the Closing Date, accurate, true, correct, and complete in all material respects, and not misleading in any material respect.

      8.25 10-YEAR FINANCIAL PROJECTIONS. The 10-Year Financial Projections provided to the Administrative Agent and the Syndication Parties with respect to Borrower and its Subsidiaries as of the Closing Date fairly present in all material respects the projected operations, financial condition, assets and liabilities as of the dates covered thereby. To Borrower's knowledge, no undisclosed facts existed at the time of submission of the 10-Year Financial Projections which, if taken into account, would have resulted in any material change in any of the 10-Year Financial Projections. The 10-Year Financial Projections were, at the time of submission, based upon reasonable estimates and assumptions, all of which were fair in light of then-current conditions, were prepared on the basis of the assumptions stated therein, and reflected the reasonable estimate of Borrower of the results of operations and other information projected therein. Nothing in this Section shall be deemed to constitute an assurance by Borrower that it will meet the results contained in the 10-Year Projections.

      8.26 SOLVENCY. After giving effect to the consummation of each Loan to be made under this Agreement as of the time this representation is given, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its Debt, including for this purpose unliquidated, contingent, and disputed claims.

      8.27  DISCLOSURE.  The representations and warranties contained in this
Article 8 and in the other Loan Documents and in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions.



Article 9.  CONDITIONS TO ADVANCES

      9.1 Conditions to Closing. The obligation of the Syndication Parties to make the initial Advance is subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent:

            9.1.1 LOAN DOCUMENTS; POSSESSION OF COLLATERAL; AND GUARANTY. The Administrative Agent shall have received: (a) duly executed originals of the Loan Documents; (b) possession of such other instruments and documents in which the Administrative Agent, on behalf of the Syndication Parties, has been granted a security interest and of which the Administrative Agent is to have possession under the terms of the Loan Documents; and (c) the Guaranty duly executed by the Guarantor.

            9.1.2 APPROVALS. The Administrative Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Borrower, necessary for, or required as a condition of the validity and enforceability of the Loan Documents to which it is a party.

            9.1.3 ORGANIZATIONAL DOCUMENTS. The Administrative Agent shall have received: (a) good standing certificate (or comparable), dated no more than thirty (30) days prior to the Closing Date, for Borrower for its state of incorporation and the states of Arkansas and Texas; (b) a copy of the certificate of incorporation of Borrower certified by the Secretary of State of its state of organization; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower.

            9.1.4 EVIDENCE OF INSURANCE. Borrower shall have provided the Administrative Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan Documents.

            9.1.5 UCC SEARCHES; FILINGS. The Administrative Agent shall have received searches of appropriate filing offices showing that: (a) no state or federal tax liens have been filed which remain in effect against Borrower; (b) except with respect to Permitted Encumbrances no financing statements have been filed by any Person against the Collateral, except to perfect the security interests required by this Credit Agreement, which remain in effect against Borrower or any of its assets; (c) all financing statements necessary to perfect the security interests granted to Agent, on behalf of the Syndication Parties, under the Loan Documents have been filed or recorded, to the extent such security interests are capable of being perfected by such filing; and (d) all of the Loan Documents required to be recorded or filed to perfect the security interests and liens granted therein shall be so recorded and filed.

            9.1.6 TITLE INSURANCE; SURVEY. Borrower shall have provided to the Administrative Agent (a) in connection with all real property included in the Collateral in which Borrower has a fee interest, (i) a mortgagees' title insurance policy (Standard Texas Mortgagees Policy Form) ("TITLE POLICY") from an insurer acceptable to the Administrative Agent ("TITLE INSURER") insuring the lien in favor of the Administrative Agent, on behalf of the Syndication Parties, as a first priority lien on each such parcel of real property, subject only to Permitted Encumbrances, and (A) in such amount as the Administrative Agent shall require, (B) deleting the standard printed exceptions (including exceptions for mechanics liens and, with respect to those properties for which a survey is to be provided as set forth on EXHIBIT 9.1.6 attached hereto, exceptions based on lack of adequate survey) and the gap exception, (C) containing only such exceptions to title as are reasonably acceptable to the Administrative Agent, (D) providing access coverage, and (E) containing such other endorsements as the Administrative Agent may reasonably require (but in any event including the following endorsements: revolving credit), and (ii) surveys on the properties described on EXHIBIT 9.1.6 attached hereto, which surveys, the certifications thereon, and all information contained therein, shall be acceptable to the Administrative Agent, and shall contain a legal description and, except as specifically provided otherwise on EXHIBIT 9.1.6, shall, at a minimum, show the location of all structures, visible utilities, fences, hedges, or walls on the parcel and within 5 feet of all boundaries thereof, any conflicting boundary evidence or visible encroachments, and all easements, underground utilities, and tunnels for which properly recorded evidence is available; and (b) in connection with any lease where Borrower is a lessee of an interest in real property included in the Collateral and calling for a rental payment equal to or in excess of $100,000.00 per annum, a Title Policy and a leasehold assignment and lessor consent in form and content satisfactory to the Administrative Agent and containing such estoppels of lessor as the Administrative Agent shall specify.

            9.1.7 APPOINTMENT OF AGENT FOR SERVICE. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that Borrower has appointed a Person with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve as its agent for service of process, and that said Person has accepted such appointment by Borrower.

            9.1.8 NO MATERIAL CHANGE. No change shall have occurred in the condition or operations of Borrower or any Subsidiary since October 2, 1999 which, when considered in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            9.1.9 FEES AND EXPENSES. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees set forth in the Fee Letter between CoBank and Borrower dated August 25, 1999 ("FEE LETTER") and the Commitment Letter between CoBank and Borrower dated August 25, 1999 ("COMMITMENT LETTER"), in each case executed by CoBank and Borrower, and any other fees owing to the Administrative Agent which are due on the Closing Date, and all expenses owing as of the Closing Date pursuant to Section 15.1 hereof and for which Borrower has received an invoice.

            9.1.10 EVIDENCE OF CORPORATE ACTION. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an "AUTHORIZED OFFICER")) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; and a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers.

            9.1.11 OPINION OF COUNSEL. Borrower shall have provided a favorable opinion of its counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require, including, without limitation, due incorporation, authorization and execution, enforceability, usury, creation and perfection of real and personal property liens on the Collateral in relevant jurisdiction, fees, taxes and qualifications requirements. In addition, Borrower shall have provided a favorable opinion of counsel for Guarantor addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters with respect to Guarantor and the Guaranty as the Administrative Agent may reasonably require, including, without limitation, due formation, authorization and execution, enforceability, fees, taxes and qualifications requirements.

            9.1.12 10 YEAR FINANCIAL PROJECTIONS. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent the 10 Year Financial Projections and they must demonstrate to the Administrative Agent the Borrower's reasonably adequate ability to repay scheduled amortization of all Debt and to refinance any bullet maturities of all Debt.

            9.1.13 AVAILABLE AMOUNT REPORT; APPRAISALS. The Administrative Agent shall have received an Available Amount Report dated as of the Closing Date as well as an Appraisal with respect to all real property interests (fee and leasehold) included within the Collateral.

            9.1.14 FURTHER ASSURANCES. Borrower shall have provided and/or executed and delivered to the Administrative Agent such further assignments, documents or financing statements, in form and substance satisfactory to the Administrative Agent, that Borrower is to execute and/or deliver pursuant to the terms of the Loan Documents or as the Administrative Agent may reasonably request.

     9.2 BORROWING NOTICE; FUNDING NOTICE Borrower shall give the Administrative Agent prior written notice by facsimile (effective upon receipt) of each request for an Advance (a) in the case of a Base Rate Loan, on or before 11:00 A.M. (Central time) on the day of making such Base Rate Loan, and
(b) in the case of a LIBO Rate Loan, on or before 11:00 A.M. (Central time) at least three (3) Banking Days prior to the date of making such LIBO Rate Loan. Each notice must be in substantially the form of EXHIBIT 9.2 hereto ("BORROWING NOTICE") and must specify (c) the amount of such Advance, (d) the proposed date of making such Advance, (e) whether Borrower requests that the Advance will bear interest at (i) the Base Rate or (ii) the LIBO Rate, and (f) in the case of a LIBO Rate Loan, the initial LIBO Rate Period applicable thereto. All Advances shall be allocated between the 7 Year Revolving Loan and the 10 Year Revolving Loan a pro rata basis so that (g) the portion of each Advance allocated to the 7 Year Revolving Loan shall be determined by multiplying the Advance amount by a fraction the numerator of which is the Aggregate 7 Year Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect, and (h) the portion of each Advance allocated to the 10 Year Revolving Loan shall be determined by multiplying the Advance amount by a fraction the numerator of which is the Aggregate 10 Year Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect. The Administrative Agent shall, on or before 12:00 noon (Central time) of the same Banking Day, notify each Syndication Party ("FUNDING NOTICE") of its receipt of each such Borrowing Notice and the amount of such Syndication Party's Funding Share thereunder. Not later than 2:00 P.M. (Central time) on the date of an Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent's Office, in immediately available funds, such Syndication Party's Funding Share of such Advance. After the Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in
Article 9 hereof, the Administrative Agent will make such Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

      9.3 CONDITIONS TO ADVANCE. The Syndication Parties' obligation to fund each Advance is subject to (a) receipt of a properly completed Borrowing Notice, and (b) the satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent, and with respect to the initial Advance, those set forth in Section
9.1 hereof, and each request by Borrower for an Advance shall constitute a representation by Borrower, upon which the Administrative Agent and Syndication Parties may rely, that the conditions set forth in this Section have been satisfied and that the amount of the Advance does not exceed the limits set forth in Sections 2.1, 2.2, 3.1, and 3.2, as applicable:

            9.3.1 DEFAULT. As of the Advance Date no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Advance requested shall not result in an Event of Default or Potential Default.

            9.3.2 AVAILABILITY PERIOD. The Borrowing Notice does not specify an Advance Date which is later than the last Banking Day of the Availability Period.

            9.3.3 REPRESENTATIONS AND WARRANTIES; FEES AND EXPENSES. The representations and warranties of Borrower herein shall be true and correct in all material respects on and as of the date on which the Advance is to be made as though made on such date. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available U.S. funds all fees set forth in Section 4.5 hereof and in the Fee Letter and the Commitment Letter, in each case executed by CoBank and Borrower, which are then due and payable, including all expenses owing as of the Advance Date pursuant to Section 15.1 hereof for which Borrower has received an invoice.

            9.3.4 NO MATERIAL CHANGE. No change shall have occurred in the condition or operations of Borrower or any Subsidiary since the date of the financial statements (quarterly or annual, as applicable) most recently provided by Borrower to the Administrative Agent pursuant to Subsection 10.2.1 or 10.2.2, as applicable, which, when considered in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      9.4 LIMITATION ON LIBO RATE LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBO Rate for any LIBO Rate Period:

        (a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Credit Agreement; or

        (b) any Syndication Party determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such LIBO Rate Period is to be determined do not adequately cover the cost to the Syndication Parties of making or maintaining such LIBO Rate Loans for such LIBO Rate Period;

then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans, or continue LIBO Rate Loans, and Borrower shall, on the last day(s) of the then current applicable LIBO Rate Period(s) for the outstanding LIBO Rate Loans, either prepay such LIBO Rate Loans or convert such LIBO Rate Loans into a Base Rate Loan in accordance with Section 4.1 hereof. In addition to the foregoing, in the event a determination is made under clause (b) above, Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, on or before 10:00 A.M. (Central time) on or before ten (10) Banking Days following receipt of notice from the Administrative Agent of such condition, to reduce the Individual 7 Year Commitment and Individual 10 Year Commitment of such Syndication Party to zero upon making a prepayment, to be treated as a Voluntary Payment to the extent not inconsistent with the provisions of this Section, equal to the amount of such Syndication Party's Individual Outstanding 7 Year Obligations and Individual Outstanding 10 Year Obligations plus any Funding Losses attributed to the portion of such payment applied to LIBO Rate Loans as provided below. In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in Individual 7 Year Commitment and/or Individual 10 Year Commitment shall be made to the Aggregate 7 Year Commitment and/or Aggregate 10 Year Commitment, as applicable, and, notwithstanding any provisions of this Credit Agreement to the contrary, including, without limitation, Sections 2.8 and 3.8: (i) the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party's Pro Rata Share thereof and, along with the amount paid on account of such Funding Losses, distributed to the Syndication Party making such determination and as to which Borrower has made such election, and (ii) any reduction in the Aggregate 7 Year Commitment on account of the provisions of this Section shall not require or result in a reduction in the Aggregate 10 year Commitment, and any reduction in the Aggregate 10 Year Commitment on account of the provisions of this Section shall not require or result in a reduction in the Aggregate 7 year Commitment.

      9.5 ILLEGALITY OF LOAN. Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Syndication Party or its Applicable Lending Office to honor its obligation to make or maintain LIBO Rate Loans hereunder or convert Base Rate Loans into LIBO Rate Loans, then such Syndication Party shall promptly notify the Administrative Agent and Borrower thereof and such Syndication Party's obligation to make or continue, or to convert Base Rate Loans into, LIBO Rate Loans shall be suspended until such time as such Syndication Party may again make and maintain LIBO Rate Loans (in which case the provisions of Section 9.6 hereof shall be applicable) and, unless and until Borrower exercises the rights granted in the next sentence, such Syndication Party's Individual 7 Year Pro Rata Share or Individual 10 Year Pro Rata Share, as applicable, of all Loans and all subsequent Advances shall be made as Base Rate Loans (and such Syndication Party's share of interest payments shall reflect the foregoing), in each case, until such time as such Syndication Party may again make and maintain LIBO Rate Loans (in which case the provisions of Section 9.6 hereof shall be applicable). In the event a such a notification is made, Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, on or before 10:00 A.M. (Central time) on or before ten (10) Banking Days following receipt of notice from such Syndication Party, to reduce the Individual 7 Year Commitment and Individual 10 Year Commitment of such Syndication Party to zero upon making a prepayment, to be treated as a Voluntary Payment to the extent not inconsistent with the provisions of this Section, equal to the amount of such Syndication Party's Individual Outstanding 7 Year Obligations and Individual Outstanding 10 Year Obligations plus any Funding Losses attributed to the portion of such payment applied to LIBO Rate Loans as provided below.
In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in Individual 7 Year Commitment and/or Individual 10 Year Commitment shall be made to the Aggregate 7 Year Commitment and/or Aggregate 10 Year Commitment, as applicable, and, notwithstanding any provisions of this Credit Agreement to the contrary, including, without limitation, Sections 2.8 and 3.8: (a) the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party's Pro Rata Share thereof and, along with the amount paid on account of such Funding Losses, distributed to the Syndication Party making such determination and as to which Borrower has made such election, and (b) any reduction in the Aggregate 7 Year Commitment on account of the provisions of this Section shall not require or result in a reduction in the Aggregate 10 year Commitment, and any reduction in the Aggregate 10 Year Commitment on account of the provisions of this Section shall not require or result in a reduction in the Aggregate 7 year Commitment.

      9.6 TREATMENT OF AFFECTED LOANS. If the obligations of any Syndication Party to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Section 9.4 or 9.5 hereof (all LIBO Rate Loans so affected being herein called "AFFECTED LOANS"), such Syndication Party's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current LIBO Rate Period(s) for the Affected Loans (or, in the case of a conversion required by Section 9.4 or 9.5, on such earlier date as such Syndication Party may specify to Borrower). To the extent that such Syndication Party's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party's Affected Loans shall be applied instead to its Base Rate Loans. All Advances which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans.



Article 10.  affirmative covenants

     From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any Advance, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent and Syndication
Parties:

      10.1 BOOKS AND RECORDS. Borrower shall at all times keep, and cause each Subsidiary to keep, proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

      10.2 REPORTS AND NOTICES. Borrower shall provide to the Administrative Agent the following reports, information and notices:

            10.2.1 ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than ninety (90) days after the end of any Fiscal Year of Borrower occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for the Borrower and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by Ernst & Young, LLP, or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, and to be accompanied by a copy of any management letter of such accountants addressed to and received by the board of directors of Borrower related to such annual audit and annual financial statements. Such annual financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower's Chief Financial Officer.

            10.2.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event more than forty-five (45) days after the end of each Fiscal Quarter (excluding the last Fiscal Quarter of Borrower's Fiscal Year) the following financial statements or other information concerning the operations of Borrower and its Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet,
(b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Such quarterly financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower's Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments).

            10.2.3 NOTICE OF DEFAULT. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

            10.2.4 ERISA REPORTS. As soon as possible and in any event within twenty (20) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the Pension Benefit Guaranty Corporation or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of the Chief Financial Officer of Borrower or such Subsidiary setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this Subsection unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of five million dollars ($5,000,000).

            10.2.5 NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of five million dollars ($5,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect.

            10.2.6 NOTICE OF MATERIAL ADVERSE EFFECT. Promptly after Borrower obtains knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted or could reasonably be expected to result in, a Material Adverse Effect.

            10.2.7 NOTICE OF ENVIRONMENTAL PROCEEDINGS. Without limiting the provisions of Subsection 10.2.5 hereof, promptly after Borrower's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or any Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

            10.2.8 REGULATORY AND OTHER NOTICES. Promptly after Borrower's receipt thereof, copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

            10.2.9 ADVERSE ACTION REGARDING REQUIRED LICENSES. As soon as Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, prompt written notice thereof and Borrower shall contest any such action in a Good Faith Contest.

            10.2.10 NOTICE OF CERTAIN CHANGES. Borrower shall: (a) notify the Administrative Agent at least ten (10) Banking Days prior to the occurrence of any change in the name or business form of Borrower; and (b) take all actions necessary or reasonably requested by Agent in order to maintain the perfected status of the first lien and security interest of Agent and the Syndication Parties (subject only to Permitted Encumbrances) in the Collateral.

            10.2.11 AVAILABLE AMOUNT REPORTS. If any Advance is made during any Fiscal Quarter, then, no later than forty-five (45) days after the end of such Fiscal Quarter, unless the outstanding principal balance owing under the Facilities on any Advance Date (including the Advance requested for such date in a Borrowing Notice) exceeds ninety percent (90%) of the Aggregate Commitment, in which case an Available Amount Report effective as of the date of such Borrowing Notice must accompany the Borrowing Notice (the appropriate date in either case being the "AVAILABLE AMOUNT REPORT DEADLINE"), a report in the form of EXHIBIT 10.2.11 attached hereto ("AVAILABLE AMOUNT REPORT") effective as of the last day of such Fiscal Quarter or the date of such Borrowing Notice, as applicable. Any time that, in connection with a Pari Passu Loan, Borrower requests the Administrative Agent to execute an Intercreditor Agreement, Borrower shall provide to the Administrative Agent an endorsement to the Title Policy increasing the amount of insurance provided thereby (or a new Title Policy in the full amount, including any such increase) if the following two conditions have occurred: (a) the maximum amount available under such Pari Passu Loan, together with the maximum amounts available under all Pari Passu Loans entered into since the most recent increase in the amount of the Title Policy, is equal to or greater than $25,000,000.00, and (b) Borrower has since the most recent increase in the amount of the Title Policy, provided to the Administrative Agent one or more Available Amount Reports which, in the aggregate, reflect an increase in the Appraised Value of the real estate (including any structures or other improvements thereon, other than equipment) included in the Collateral in an amount equal to or greater than $25,000,000.00. In the event an increase in the amount of insurance available under the Title Policy is required pursuant to the preceding sentence, the amount of such increase shall be the amount of the aggregate increase in Appraised Value determined as provided in clause (b) thereof; provided that in no event shall Borrower be required to increase the amount of insurance provided under the Title Policy to the extent it would result in the amount thereof being an amount in excess of (x) during the Availability Period, the Aggregate Commitment, or (y) at any time after the end of the Availability Period, the amount of Bank Debt owing. In the event the parcel or parcels of real estate with respect to which there has been an increase in Appraised Value are insured by separate Title Policies, the increase in insured amount required above need only be provided with respect to those Title Policies.

            10.2.12 APPRAISALS. Borrower shall provide the Administrative Agent with Appraisals covering all real property interests (fee and leasehold) required to be included within the Collateral: (a) on the Closing Date; (b) on each two year anniversary of the Closing Date, provided that if the Leverage Ratio for the Fiscal Quarter immediately preceding (or ending on) such date is less than fifty percent (50%), this requirement will be deferred on a Fiscal Quarter basis so long as such ratio is maintained, provided further that, unless otherwise agreed by the Required Lenders, any such deferrals shall be for no more than 24 months, so that in any event an Appraisal will be required no later than four years after the date the last previous Appraisal was required; and (c) as may be required in connection with Pari Passu Loans as provided herein.

            10.2.13 FILINGS AND REPORTS. Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of Borrower's form 10-K annual report, form 10-Q quarterly report and any Form 8-K report filed with the Securities and Exchange Commission.

            10.2.14 ADDITIONAL INFORMATION. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as any Syndication Party may from time to time reasonably request.

      10.3  [THIS SECTION INTENTIONALLY OMITTED]

      10.4 MAINTENANCE OF EXISTENCE AND QUALIFICATION. Borrower shall maintain its corporate existence in good standing under the laws of its state of organization. Borrower shall, and shall cause each Subsidiary to, qualify and remain qualified as a foreign corporation or other entity in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect.

      10.5 COMPLIANCE WITH LEGAL REQUIREMENTS AND AGREEMENTS. Borrower shall, and shall cause each Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or such Subsidiary, as applicable) or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or any Subsidiary, as applicable) is a party or by which it or any of its (or any Subsidiary, or any of such Subsidiary's, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute a Potential Default or an Event of Default unless such failure would have a Material Adverse Effect.

      10.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Section 10.5 of this Credit Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or any Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest.

      10.7 TAXES. Borrower shall cause to be paid, and shall cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or Subsidiary's, as applicable) employees' earnings, unless
(a) the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest.

      10.8 INSURANCE. Borrower shall, and shall cause each Subsidiary to, maintain insurance coverage by good and responsible insurance underwriters in such forms and amounts and against such risks and hazards as are customary for companies engaged in similar businesses and owing and operating similar properties, provided that Borrower and its Subsidiaries may self-insure for workmen's compensation, group health risks and their live chicken inventory in accordance with applicable industry standards. In any event, Borrower will insure any of the Collateral which is insurable against loss or damage by fire, theft, burglary, pilferage and loss in transit. In addition, to the extent that any real property interests which constitute a part of the Collateral lie within a designated flood plain, Borrower must provide flood insurance with respect to such real property interests. All such policies of insurance shall be issued by sound and reputable insurers accorded a rating of A-XII or better by A.M. Best Company or A or better by Standard & Poor's Corporation or Moody's Investors Service, Inc. All liability policies shall name the Administrative Agent, for the benefit of the Syndication Parties, as additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of the Administrative Agent, for the benefit of the Syndication Parties. Copies of the policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to the Administrative Agent shall be delivered to and held by the Administrative Agent. All such insurance policies shall contain a provision requiring at least ten (10) days' notice to the Administrative Agent prior to any cancellation for non-payment of premiums. Borrower shall give the Administrative Agent satisfactory written evidence of renewal or substitution of all such policies. Borrower agrees to pay, or cause to be paid, all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to its assets which would wholly or partially invalidate any insurance thereon. Borrower shall give immediate written notice to the insurance carrier and the Administrative Agent of any loss. Borrower hereby authorizes and empowers the Administrative Agent upon the occurrence and during the continuation of an Event of Default, at the Administrative Agent's option and in the Administrative Agent's sole discretion, to, in so far as affects the Collateral, act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Administrative Agent's expenses incurred in the collection of such proceeds, and all insurance policies of Borrower shall provide that the Administrative Agent may act as Borrower's attorney-in-fact for such purposes.

      10.9 TITLE TO AND MAINTENANCE OF PROPERTIES. Borrower shall defend and maintain title to, and shall maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower or such Subsidiary may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      10.10 PAYMENT OF LIABILITIES. Borrower shall pay, and shall cause its Subsidiaries to pay, all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as Capitalized Leases; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capitalized Leases) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt and Pari Passu Loans) (y) the failure to pay such liabilities within such time period could not reasonably be expected to result in a Material Adverse Effect, or (z) they are the subject of a Good Faith Contest.

      10.11 INSPECTION. Borrower (a) shall permit, and cause its Subsidiaries to permit, the Administrative Agent or any Syndication Party or their agents, during normal business hours or at such other times as the parties may agree, to examine, and make copies of or abstracts from, Borrower's properties, books, and records, and to discuss Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants; and (b) shall permit the Administrative Agent to obtain periodic verification of the existence and condition, of the Collateral and Borrower shall reimburse the Administrative Agent for the reasonable costs incurred in connection with such verification, provided that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to reimburse the Administrative Agent for costs incurred under this clause (b) with respect to more than one such verification in each Fiscal Year.

      10.12 REQUIRED LICENSES; PERMITS; ETC. Borrower shall duly and lawfully obtain and maintain in full force and effect, and shall cause its Subsidiaries to obtain and maintain in full force and effect, all Required Licenses as appropriate for the business being conducted and properties owned by Borrower or such Subsidiaries at any given time except where the failure to obtain or maintain such Required Licenses could not reasonably be expected to result in a Material Adverse Effect.

      10.13 ERISA. Borrower shall: (a) cause Borrower's Benefit Plans to comply in all material respects with the Code and ERISA; (b) cause any Borrower Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements in all material respects; (c) prepare and deliver each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance in all material respects to the provisions thereof; and (d) cause Borrower Benefit Plans (other than a Multiemployer Plan) to be administered in all material respects in accordance with the terms of each such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses (a), (b) (c), or (d) would not have a Material Adverse Effect. Within ten (10) Banking Days after receiving such notice, Borrower shall furnish to Administrative Agent any written notice received by Borrower relating to an assertion of withdrawal liability imposed by any Multiemployer Plan upon Borrower or Borrower's controlled group, as defined in Code Section 414(b), (c), (m), or (o), or relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Borrower Benefit Plan that could reasonably be expected to have a Material Adverse Effect. Borrower shall notify the Administrative Agent within sixty (60) days after: (l) commencing participation in any "multiple employer plan" within the meaning of Section 413 of the Code; (m) commencing PARTICIPATION IN A "MULTIPLE EMPLOYER WELFARE ARRANGEMENT" WITHIN THE MEANING OF SECTION 3(40) OF ERISA; OR (N) ESTABLISHING OR BECOMING OBLIGATED TO CONTRIBUTE TO ANY EMPLOYEE "RETIREE HEALTH PLAN" WITHIN THE MEANING OF SECTION 3(1) OF ERISA FOR THE BENEFIT OF RETIRED OR FORMER EMPLOYEES (OTHER THAN AS REQUIRED BY SECTION 4980B OF THE CODE AND SECTIONS 601 THROUGH 608 OF ERISA ("COBRA") OR OTHER APPLICABLE LAW). Borrower shall notify the Administrative Agent within sixty (60) days after Borrower has knowledge of the occurrence of any fact or event which would make any of the representations contained in Subsections 8.10.2, 8.10.4, 8.10.6, or 8.10.10 hereof incorrect if such representations were made as of the date of such occurrence WITH RESPECT TO ANY BORROWER BENEFIT PLAN THAT IS A MULTIEMPLOYER PLAN.

      10.14 FINANCIAL COVENANTS. Borrower shall maintain the following financial covenants, measured on the consolidated results of Borrower and its
Subsidiaries:

            10.14.1 LEVERAGE RATIO. A Leverage Ratio of not in excess of 0.625 at any time.

            10.14.2 TANGIBLE NET WORTH. Tangible Net Worth at all times during the periods specified below in an amount not less than the minimum required amount for each such period set forth below:

     (a) from the Closing Date through the next to last day of the Fiscal Year ending in calendar year 2000, not less than $181,000,000.00; and

     (b) on the last day of the Fiscal Year ending in calendar year 2000, not less than $181,000,000.00 plus an amount equal to (i) 75% of Consolidated Net Income (but not less than zero) during such Fiscal Year if the Leverage Ratio for such Fiscal Year is equal to or greater than 0.5 to 1.00 or (ii) 50% of Consolidated Net Income (but not less than zero) during such Fiscal Year if the Leverage Ratio for such Fiscal Year is less than 0.5 to 1.00

     (c) at all times from the first day of the Fiscal Year commencing in calendar year 2000 and during each day of each Fiscal Year thereafter, an amount equal to the minimum amount required to be maintained during the preceding Fiscal Year plus an amount equal to (i) 75% of Consolidated Net Income (but not less than zero) during such Fiscal Year if the Leverage Ratio for such Fiscal Year is equal to or greater than 0.5 to 1.00 or (ii) 50% of Consolidated Net Income (but not less than zero) during such Fiscal Year if the Leverage Ratio for such Fiscal Year is less than 0.5 to 1.00.

            10.14.3 CURRENT RATIO A Current Ratio measured as of the last day of each Fiscal Quarter of not less than 1.35 to 1.00.

            10.14.4 NET TANGIBLE ASSETS TO TOTAL LIABILITIES. A ratio of Net Tangible Assets to Total Liabilities measured as of the last day of each Fiscal Quarter of not less than 1.30 to 1.00.

            10.14.5 FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio over the most recent eight consecutive Fiscal Quarters, measured as of the last day of each Fiscal Quarter, of not less than 1.50 to 1.00.

            10.14.6 NET WORKING CAPITAL. Net Working Capital, measured as of the last day of each Fiscal Quarter, of not less than $55,000,000.00.

      10.15 YEAR 2000 COMPLIANCE AND REPORTS. Borrower agrees: (a) to cause all of the Significant Software of Borrower and each Subsidiary to be Year 2000 Compliant no later than December 1, 1999; (b) require all Third Party Providers of Significant Software to provide to Borrower, no later than December 1, 1999, reasonable assurance that such software is Year 2000 Compliant; (c) to request from all key third party suppliers of Borrower and each Subsidiary which are, to Borrower's knowledge, dependent upon software in the conduct of their business such that the failure of such software to be Year 2000 Compliant could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise) of Borrower and/or each Subsidiary or the operation of the business of Borrower and/or each Subsidiary, or Borrower's ability to perform its obligations under this Credit Agreement, to provide to Borrower, no later than December 1, 1999, reasonable assurance that such software is Year 2000 Compliant; and (d) to provide to the Administrative Agent, no later than December 1, 1999, the written certification of Borrower's Chief Financial Officer, or other corporate officer satisfactory to the Administrative Agent, that all of Borrower's Significant Software has been tested and is Year 2000 Compliant except, in each case, where the failure to be Year 2000 Compliant could not reasonably be expected to result in a Material Adverse Effect.

      10.16 APPRAISED PROPERTY. No Available Amount Report will be based in any part on the Appraised Value of any real property, or improvements, fixtures, machinery or equipment located on any real property, not, in either case, described in the deeds of trust executed, on or prior to the date of such Available Amount Report, by Borrower in connection with this Credit Agreement.



ARTICLE 11.  NEGATIVE COVENANTS

     From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full, and the Syndication Parties have no obligation to make any Advance, Borrower agrees that it will observe and comply with, and, to the extent applicable, will cause its Subsidiaries to observe and comply with, the following covenants:

      11.1 BORROWING. Borrower shall not (nor shall it permit any of its Subsidiaries to) create, incur, or assume, directly or indirectly, any Debt, except for:

     (a) indebtedness of Borrower arising under this Credit Agreement and the other Loan Documents;

     (b)  trade payables arising in the ordinary course of business;

     (c)  Capital Leases in existence from time to time;

     (d) current operating liabilities (other than trade payables or for borrowed money) incurred in the ordinary course of business;

     (e)  the Pari Passu Loans;

     (f) secured Debt (other than Bank Debt and the Pari Passu Loans) in an aggregate amount at any time outstanding of up to the sum of (i) eighty-five percent (85%) of the book value of the outstanding accounts receivable of Borrower and its Subsidiaries (as such account receivable would be shown on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, PLUS (ii) seventy-five percent (75%) of the higher of book value or fair market value, determined in accordance with GAAP, of the assets of Borrower and its Subsidiaries, but excluding from such calculation under this clause (ii), the assets covered by clause (i), the Collateral, and good will, MINUS (iii) amounts owing under the Harris Loan and under the Hancock Loan;

     (g) unsecured Debt in any amount provided that no more than $50,000,000.00 of unsecured indebtedness outstanding at any time (but excluding from such restriction, the Comerica Loan) may provide for scheduled principal payments prior to November 2, 2009, and provided that with respect to individual indebtedness of greater than $10,000,000.00 incurred after the Closing Date, pro forma covenant compliance must be established to the Administrative Agent before such indebtedness is incurred;

     (h) loans between Subsidiaries or between Borrower and Subsidiaries, in each case in the ordinary course and pursuant to the reasonable requirements of Borrower's business and consistent with demonstratable past practices; provided that any such loans to Borrower are expressly subordinated to the prior payment in full in cash of all of Borrower's indebtedness, obligations and liabilities to the Administrative Agent and the Syndication Parties under this Credit Agreement and the other Loan Documents; and

     (i) the incurrence by Borrower of Debt to Harris Trust and Savings Bank pursuant to the Reimbursement Agreement dated June 15, 1999 between Borrower and Harris Trust and Savings Bank, or under an irrevocable letter of credit, surety bond, insurance policy or other similar instrument issued by any Person to support Borrower's obligations pursuant to that certain Loan Agreement dated as of June 15, 1999, between Borrower and the Camp County Industrial Development Corporation or in connection with the related bonds issued by the Camp County Industrial Development Corporation (and reimbursement and similar agreements in respect thereof).

      11.2 NO OTHER BUSINESSES. Borrower shall not, and shall not permit its Subsidiaries to, engage in any material respects in any business activity or operations other than operations or activities (a) in the poultry industry, (b) in the processing, packaging, distribution, and wholesale sales of poultry products, or (c) which are not substantially different from or are related to its present business activities or operations.

      11.3 LIENS. Borrower shall not (nor shall it permit any of its Subsidiaries to) create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following ("PERMITTED ENCUMBRANCES"):

     (a) Liens for taxes or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent are the subject of a Good Faith Contest;

     (b) Liens imposed by law, such as mechanic's, worker's, repairman's, miner's, agister's, attorney's, materialmen's, landlord's, warehousemen's and carrier's Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or, if due and payable, which (i) do not exceed an aggregate at any one time of $10,000,000.00 or (ii) are the subject of a Good Faith Contest;

     (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business and not in connection with the borrowing of money;

     (d) Any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or the Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been provided, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and its Subsidiaries so secured (including interest and penalties) shall not be in excess of $5,000,000 at any one time outstanding;

     (e) Easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (f) All precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Subsidiary pursuant to the terms of an Operating Lease or Capital Lease;

     (g) Liens, other than on the Collateral, securing its reimbursement obligations under any letter of credit issued in connection with the acquisition of an asset; provided that (i) the lien attaches only to such asset, and (ii) the lien is released upon satisfaction of such reimbursement obligation;

     (h)  Liens on the Collateral in connection with any permitted Pari Passu
Loan;

     (i) Liens on assets of Borrower or its Subsidiaries, other than on the Collateral, to secure indebtedness permitted under Sections 11.1(f) and 11.1(i); and

     (j) Liens existing on the Closing Date and described on EXHIBIT 11.3 hereto (as such Exhibit may be approved by the Administrative Agent).

      11.4 SALE OF ASSETS. Borrower shall not (nor shall it permit any of its Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Collateral except the sale of assets disposed of in the ordinary course of business, and which are either replaced or are no longer necessary or useful for the business conducted at the facilities which are included within the Collateral.

      11.5 LIABILITIES OF OTHERS. Borrower shall not (nor shall it permit any of its Subsidiaries to) assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's or any Subsidiary's business, (b) the guarantee of the obligations of Borrower's wholly owned Subsidiaries, (c) guarantees by any Subsidiary of the indebtedness of Borrower under the Senior Notes; provided that each such Subsidiary also executes a guaranty reasonably satisfactory in form and substance to the Administrative Agent guaranteeing all of Borrower's obligations under this Credit Agreement, the Notes, and all other Loan Documents; and (d) without duplication of clauses (b) or (c), guarantees made from time to time by Borrower and its Subsidiaries in the ordinary course of their respective businesses; provided, however, that the aggregate amount of all indebtedness guaranteed at any time under this clause (d) shall not exceed $10,000,000 in the aggregate.

      11.6 LOANS. Borrower shall not (nor shall it permit any of its Subsidiaries to) lend or advance money, credit, or property to any Person, except for:

     (a) loans between Subsidiaries or between Borrower and Subsidiaries, in each case in the ordinary course and pursuant to the reasonable requirements of Borrower's business and consistent with demonstratable past practices;

     (b)  trade credit extended in the ordinary course of business;

     (C) LOANS AND ADVANCES TO EMPLOYEES AND CONTRACT GROWERS (OTHER THAN EXECUTIVE OFFICERS AND DIRECTORS OF THE BORROWER OR ITS SUBSIDIARIES) FOR REASONABLE EXPENSES INCURRED IN THE ORDINARY COURSE OF BUSINESS AND MADE ON AN ARMS LENGTH BASIS; AND

     (d) loans and advances to officers and employees of Borrower and its Subsidiaries made in connection with such officer's or employee's housing related expenses or loans associated with the procurement or sale of personal residences or necessary for the moving of key personnel, in an aggregate amount outstanding at any time not to exceed $3,000,000.00.

      11.7 MERGER; ACQUISITIONS; BUSINESS FORM; ETC. Borrower shall not (nor shall it permit any of its Subsidiaries to) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, nor shall Borrower change its business form from a corporation; provided, however, that the foregoing shall not prevent any such acquisition, consolidation, or merger if after giving effect thereto either clauses (a), (c) and (d) are satisfied or clauses (b), (c), and (d) are satisfied, as such clauses are set forth below:

     (a) Both (i) the fair market value of all consideration paid or payable (whether paid or payable in money, stock, or some other form, including, without limitation, by promissory note or some other installment obligation) by Borrower and/or its Subsidiaries on account of all such mergers, consolidations or acquisitions does not exceed $50,000,000.00 in any Fiscal Year of Borrower, and (ii) Borrower (or, if the consolidation or merger is by a Subsidiary, then the Subsidiary) is the surviving entity;

     (b) The consolidation or merger is between Borrower and a Subsidiary or subsidiary of a Subsidiary, and Borrower is the surviving entity, or the consolidation or merger is between a Subsidiary and another Subsidiary or a Subsidiary and the subsidiary of a Subsidiary, and the Subsidiary is the surviving entity;

     (c) No Event of Default or Potential Default shall have occurred and be continuing;

     (d) After giving effect to the merger or consolidation on a pro forma basis, there would be no Event of Default or Potential Default.

      11.8 INVESTMENTS. Borrower shall not (nor shall it permit any of its Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower and the Subsidiaries may own, purchase or acquire:

     (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

     (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

     (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

     (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

     (e)  Investments permitted under Sections 11.5, 11.6, 11.7, and 11.9;

     (f) Investments made prior to the Closing Date in Persons, which are not Subsidiaries, identified on EXHIBIT 11.8 hereto;

     (g)  Investments in the Subsidiaries; and

     (h) Investments not covered by clauses (a) through (g) above, in an amount not to exceed at any time an aggregate of $25,000,000.00.

      11.9 TRANSACTIONS WITH RELATED PARTIES. Borrower shall not purchase, acquire, provide, or sell any equipment, other personal property, real property or services from or to any Subsidiary, except in the ordinary course and pursuant to the reasonable requirements of Borrower's business and consistent with demonstratable past practices of the type disclosed in Borrower's proxy statement for its Fiscal Year ended September 1998.

      11.10 DIVIDENDS, ETC. Borrower shall not, directly or indirectly, declare or pay any dividends (other than dividends payable solely in stock of Borrower) on account of any shares of any class (including common or preferred stock) of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided that if no Potential Default or Event of Default shall exist before and after giving effect thereto, Borrower may (a) pay dividends in an aggregate amount not to exceed $3,400,000.00 in any Fiscal Year; (b) pay dividends permitted under clause (a) hereof during the immediately preceding Fiscal Year that were declared but not paid in the immediately preceding Fiscal Year (without giving effect to any carry over); and (c) repurchase its shares of capital stock in an amount not to exceed $25,000,000.00 in the aggregate.

      11.11 ERISA. Borrower shall not: (a) engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (b) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in
Section 4043 of ERISA for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any "multiemployer plan" that Borrower may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or
(f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Borrower's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Agreement or an Event of Default unless such failure has a Material Adverse Effect.

      11.12 CHANGE IN FISCAL YEAR. Borrower shall not change its Fiscal Year unless required to do so by the Internal Revenue Service, in which case Borrower agrees to such amendment of the terms Fiscal Quarter and Fiscal Year, as used herein, as the Administrative Agent reasonably deems necessary.

      11.13 LEASES. Borrower shall not, and shall not permit any Subsidiary to, incur non-cancelable obligations on Operating Leases or sale and leaseback transactions if the aggregate annual amount of all minimum or guaranteed net rentals payable under such leases would exceed four percent (4%) of the Net Tangible Assets of Borrower and its Consolidated Subsidiaries (as determined immediately preceding the execution of such lease).

      11.14 PRINCIPAL PAYMENTS. Borrower shall not make any principal payments on any subordinated or unsecured debt instruments or related documents unless and until 105 days have passed since November 2, 2009 without a voluntary or involuntary petition having been filed against Borrower under the federal bankruptcy laws during that period, other than (a) payments under debt instruments between and among Borrower and its Subsidiaries, (b) scheduled payments on its 10 7/8% Senior Subordinated Notes Due 2003 ("10 7/8% NOTES"),
(c) payments on its 10 7/8% Notes with the proceeds of the issuance of new unsecured senior notes regardless of amount ("SENIOR NOTES"), (d) prepayments required on account of asset sales, change of control, or similar events, (e) repayment of the Comerica Loan, and (f) payments of up to $50,000,000.00 as permitted by Section 11.1(g) hereof.



Article 12.  INDEMNIFICATION

      12.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold the Administrative Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents; (b) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Credit Agreement or the other Loan Documents; or (c) the exercise by the Administrative Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower's indemnification obligation under this Section with counsel of Borrower's choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys' fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.

      12.2 INDEMNIFICATION RELATING TO HAZARDOUS SUBSTANCES. Borrower shall not, and shall cause the Subsidiaries not to, locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower or such Subsidiary, except in accordance with all Environmental Regulations; Borrower shall not, and shall cause the Subsidiaries not to, permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower or such Subsidiary, except in accordance with Environmental Regulations; and Borrower shall, and shall cause each Subsidiary to, comply with all Environmental Regulations which are applicable to such property except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 10.6 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure, including foreclosure on a judgment lien, or conveyance in lieu of foreclosure; PROVIDED that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to, any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The indemnification and covenants of this Section shall survive the termination of this Credit Agreement and other covenants.



Article 13.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      13.1 Events of Default. The occurrence of any of the following events (each an "EVENT OF DEFAULT") shall, at the option of the Administrative Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 13.1(f) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

     (a) Failure of Borrower to pay (i) when due, whether by acceleration or otherwise, any principal in accordance with this Credit Agreement or the other Loan Documents, or (ii) within five (5) Banking Days of the date when due, whether by acceleration or otherwise, any interest or amounts other than principal in accordance with this Credit Agreement or the other Loan Documents.

     (b) Any representation or warranty set forth in any Loan Document, any Borrowing Notice, any financial statements or reports, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower.

     (c) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 10.11, 11.1, 11.3, 11.4, 11.5, 11.7, 11.10, 11.13, or 11.14 of this Credit Agreement.

     (d) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, (except as provided in Section 13.1(f)), 10.12,
10.13, 10.14, 10.15, 11.6, 11.8, 11.9, 11.11, or 11.12 of this Credit
Agreement, and such failure continues for fifteen (15) days after Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from the Administrative Agent.

     (e) Failure of Borrower to comply with any other provision of this Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 13.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from the Administrative Agent.

     (f) The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or
(iii) any contingent liabilities, such as guaranties and letters of credit, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases; provided that no such failure will be deemed to be an Event of Default hereunder unless the amount owing under the obligation with respect to which such failures have occurred and are continuing is at least $10,000,000.00, or unless it is with respect to a Pari Passu Loan.

     (g) Borrower, Guarantor, or any Subsidiary applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower, Guarantor, or any Subsidiary; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, Guarantor, or any Subsidiary, and is not withdrawn or dismissed within ninety (90) days thereafter; provided that no such consent or filing by or against a Subsidiary shall constitute an Event of Default under this clause (g) unless it could reasonably be expected to result in a Material Adverse Effect.

     (h) The entry of one or more judgments in an aggregate amount in excess of $10,000,000.00 against Borrower not stayed, discharged or paid within thirty
(30) days after entry.

     (i) In the event (i) Guarantor, Lonnie A. "Bo" Pilgrim, his spouse, his issue, his estate and/or any trust, partnership, or other entity, primarily for the benefit of his spouse and/or issue shall (A) cease to own more than fifty percent (50%) of the total voting power generally entitled to vote in the election of directors, managers or trustees of Borrower or (B) cease to own more than fifty percent (50%) of all non-voting classes of capital stock of Borrower, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then if office, or (iii) the stockholders of Borrower shall approve any plan for the liquidation or dissolution of Borrower.

      13.2 NO ADVANCE. The Syndication Parties shall have no obligation to make any Advance if a Potential Default or an Event of Default shall occur and be continuing.

      13.3  RIGHTS AND REMEDIES.  In addition to the remedies set forth in
Section 13.1 and 13.2 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

      13.4 AGREEMENT REGARDING, AND WAIVER OF, CERTAIN RIGHTS. Borrower acknowledges and agrees as follows: (a) no part of the Agricultural Credit Act of 1987, including, without limitation, those sections thereof designated as 12 U.S.C. Sections 2199 through 2202e, and the implementing Farm Credit Administration regulations (collectively "FARM CREDIT LAW") applies to CoBank or to any Syndication Parties which are commercial banks, nor to the collection of any funds Advanced by any of them hereunder and that Borrower will not at any time attempt to assert against CoBank or any such Syndication Parties any rights or obligations contained in or arising out of the Farm Credit Law; (b) in the event it is ever determined that the Farm Credit Law applies to any funds Advanced by FCSA hereunder or to the collection of any such funds or to the foreclosure on any property securing any such funds, Borrower hereby waives, and agrees to execute any document reasonably requested by FCSA and/or the Administrative Agent in the future to effect such waiver, any rights it may have under any such Farm Credit Law, including any rights with respect to the acceleration and/or restructuring of any Bank Debt Advanced by or owed to FCSA hereunder as to which an Event of Default has occurred and is continuing and any rights applicable with respect to foreclosure of liens securing any such Bank Debt; (c) in the event it is ever determined that the Farm Credit Law applies to any of the Bank Debt described in clause (a) of this Section or to the collection of any such funds or to the foreclosure of any liens securing any such funds, Borrower hereby waives any rights it may have under any such Farm Credit Law, including any rights with respect to the acceleration and/or restructuring of any such Bank Debt as to which an Event of Default has occurred and is continuing and any rights applicable with respect to foreclosure of any liens securing any such Bank Debt; and (d) in addition to, but not in contradiction of, the waiver set forth in clause (b) hereof, to the extent any such Farm Credit Law is ever construed to apply to the acceleration of any Bank Debt described in clause (b) hereof or to the foreclosure of any liens securing any such funds, or to give Borrower any rights with respect thereto, Borrower agrees that it shall not exercise any such rights if the effect thereof would be to restrict, or in any way delay, the acceleration of, or foreclosure of liens securing, any of the Bank Debt described in clause (a) of this Section; and (e) in the event, in connection with the collection of any of the Bank Debt described in clause (a) of this Section or the foreclosure of any liens securing any such funds, any one or more of the Syndication Parties described in clause (a) hereof purchases the Bank Debt described in clause (b) hereto, Borrower waives and agrees that it shall not exercise any rights arising under the Farm Credit Laws with respect to the acceleration of, or foreclosure of liens securing, any such Bank Debt. Borrower acknowledges and agrees that (i) its agreements and waivers as contained in this Section 13.4 were not required as a condition to obtaining the Loan, but rather were given
(A) to induce the commercial banks and other non-Farm Credit institutions and CoBank to become Syndication Parties and to agree to provide a portion of the available funds under the Loan, in accordance with Borrower's wishes, and (B) to enable Borrower to avoid the additional costs of granting liens to secure any Advances by FCSA with a separate set of Security Documents from the Security Documents used to grant liens to secure the funds described in clause
(a) hereof, which would also impair Borrower's ability to obtain Pari Passu Loans, and (ii) neither the provisions of this Section 13.4 nor the delivery to Borrower of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall in any way be deemed to be, or be construed to in any way indicate, the determination or agreement by Borrower, the Administrative Agent, any Syndication Party, and/or any Voting Participants, that the Farm Credit Law, or any rights thereunder, are or will in fact be applicable to Borrower, the Loan, or the Loan Documents.



Article 14.  agency agreement

      14.1 Funding of Syndication Interest. Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Funding Share of the Advances ("ADVANCE PAYMENT") as determined pursuant to the terms and conditions contained herein and in particular, Articles 2 and 3 hereof. Each Syndication Party's interest ("SYNDICATION INTEREST") in each Advance hereunder shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or to any other Syndication Party.

      14.2 SYNDICATION PARTIES' OBLIGATIONS TO REMIT FUNDS. Each Syndication Party agrees to remit its Funding Share to the Administrative Agent as, and within the time deadlines ("SYNDICATION PARTY ADVANCE DATE"), required in this Credit Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for an Advance to be made by such Syndication Party that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such Advance in accordance with the terms of this Credit Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by 2:00 P.M. (Central time) on the Banking Day due, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (Central time), and until the next Banking Day if payment is not received until after 2:00 P.M.), at the customary rate set by the Administrative Agent for the correction of errors among banks for three
(3) Banking Days and thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Syndication Party's Advance for purposes of this Credit Agreement. If such Syndication Party does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable at the time to such Advance.

      14.3 SYNDICATION PARTY'S FAILURE TO REMIT FUNDS. If a Syndication Party ("DELINQUENT SYNDICATION PARTY") fails to remit its Funding Share in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the "DELINQUENT AMOUNT"), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the "CONTRIBUTING SYNDICATION PARTIES"), in which case (a) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the Delinquent Syndication Party and shall not be counted in determining the Individual Outstanding 7 Year Obligations or Individual Outstanding 10 Year Obligations, as applicable, of any Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points ("DELINQUENCY INTEREST") until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata (if more than one) based on the amount of the Delinquent Amount which each of them advanced) on the same Banking Day as such payments are received by the Administrative Agent if received no later than 11:00 A.M. Central time or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party's Payment Distribution and any fee distributions or distributions made under Section 14.10 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the Individual Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party's interest in its Notes shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (Central time) shall be deemed to have been received on the next Banking Day.

      14.4 AGENCY APPOINTMENT. Each of the Syndication Parties hereby designates and appoints the Administrative Agent to act as agent to service and collect the Loans and its respective Notes and to take such action on behalf of such Syndication Party with respect to the Loans and such Notes, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent.

      14.5 POWER AND AUTHORITY OF THE ADMINISTRATIVE AGENT. Without limiting the generality of the power and authority vested in the Administrative Agent pursuant to Section 14.4 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following:

            14.5.1 ADVICE. To solicit the advice and assistance of each of the Syndication Parties and Voting Participants concerning the administration of the Loans and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Credit Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be (and including in each such case, Voting Participants), and any action taken or failure to act pursuant thereto shall be binding on all of the Syndication Parties, Voting Participants, and the Administrative Agent.

            14.5.2 DOCUMENTS; INTERCREDITOR AGREEMENT. To execute, seal, acknowledge, and deliver as the Administrative Agent, (a) all such instruments as may be appropriate in connection with the administration of the Loans and the exercise by the Administrative Agent of its various rights with respect thereto; and (b) upon Borrower's satisfaction of each condition thereto as specified in Section 1.85 hereof, one or more Intercreditor Agreements, including agreements by a lender under a Pari Passu Loan adopting and agreeing to be bound by the same, and the Administrative Agent agrees to execute an Intercreditor Agreement (or agreement by a lender under a Pari Passu Loan adopting and being bound by an Intercreditor Agreement) upon the request of Borrower and upon Borrower's satisfaction of each condition thereto as specified in Section 1.85 hereof; provided that the Administrative Agent shall not exercise any rights under an Intercreditor Agreement after its execution except as directed by the Required Lenders.

            14.5.3 PROCEEDINGS. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties.

            14.5.4 RETAIN PROFESSIONALS. To retain attorneys, accountants, and other professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 14.16 hereof.

            14.5.5 INCIDENTAL POWERS. To exercise powers reasonably incident to the Administrative Agent's discharge of its duties enumerated in
Section 14.6 hereof.

      14.6 DUTIES OF THE ADMINISTRATIVE AGENT. The duties of the Administrative Agent hereunder shall consist of the following:

            14.6.1 POSSESSION OF DOCUMENTS. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

            14.6.2 DISTRIBUTE PAYMENTS. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents, as provided herein.

            14.6.3 LOAN ADMINISTRATION.  Subject to the provisions of
Section 14.7 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, powers, privileges, and discretion to which the Administrative Agent is entitled to administer the Loans.

            14.6.4 ACTION UPON DEFAULT. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless an officer thereof primarily responsible for the Administrative Agent's duties as such with respect to the Loans or primarily responsible for the credit relationship, if any, between the Administrative Agent and Borrower has actual knowledge of facts which would result in or constitute a Potential Default or Event of Default, or has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the Administrative Agent has obtained actual knowledge (in the manner described above) or received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.

            14.6.5 INDEMNIFICATION AS CONDITION TO ACTION. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 14.17 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            14.6.6 FORWARDING OF INFORMATION. The Administrative Agent shall, within a reasonable time after receipt thereof, forward to the Syndication Parties and the Voting Participants notices and reports provided to the Administrative Agent by the Borrower pursuant to Section 10.2 hereof.

      14.7 CONSENT REQUIRED FOR CERTAIN ACTIONS. Notwithstanding the fact that this Credit Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions with respect to, or under, the Loan Documents (nor may the Syndication Parties or the Voting Participants take the action described in Subsection 14.7.1(c)) without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties or the Voting Participants as are proposing the action described in Subsection 14.7.1(c) of their intention to do so), of:

            14.7.1 UNANIMOUS. Each of the Syndication Parties and Voting Participants holding, directly or, in the case of Voting Participants, indirectly, an Individual 7 Year Commitment or an Individual 10 Year Commitment, as applicable, before:

     (a) Agreeing to an increase in the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, as applicable, or an extension of the 7 Year Maturity Date or the 10 Year Maturity Date, as applicable;

     (b) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees with respect to the 7 Year Revolving Loan or the 10 Year Revolving Loan, as applicable;

     (c)  Amending any provisions of this Subsection 14.7.1 or Section 15.20;
or

     (d) Agreeing to release any Collateral from the lien of the Security Documents except where Borrower is entitled to such release pursuant to Section
11.4 hereof.

            14.7.2 REQUIRED LENDERS. The Required Lenders before:

     (a) Consenting to any action or amendment, or granting any waiver with respect to, either the 7 Year Revolving Loan or the 10 Year Revolving Loan, not covered in Subsection 14.7.1; or

     (b) Agreeing to amend Article 14 of this Credit Agreement (other than Subsection 14.7.1).

            14.7.3 ACTION WITHOUT VOTE. Notwithstanding any other provisions of this Section, the Administrative Agent may, without obtaining the consent of the Syndication Parties or Voting Participants, determine (a) whether the conditions to an Advance have been met, and (b) the amount of such Advance;

            14.7.4 VOTE OF PARTICIPANTS.  Under the circumstances set forth in
Section 14.26 hereof, each Voting Participant shall be accorded voting rights as though such Person was a Syndication Party.


      14.8 DISTRIBUTION OF PRINCIPAL AND INTEREST. The Administrative Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the Loans and the Notes and will hold all such payments in trust for the benefit of all present and future Syndication Parties, and, if requested in writing by the Required Lenders, in an account segregated from the Administrative Agent's other funds and accounts ("PAYMENT ACCOUNT"). After the receipt by the Administrative Agent of any payment representing interest or principal on the Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in
Article 5 hereof in US dollars ("PAYMENT DISTRIBUTION") no later than 3:00 P.M. (Central time) on the same Banking Day as such payment is received by the Administrative Agent if received no later than 1:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party's rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in
Section 14.3 hereof.

      14.9  DISTRIBUTION OF CERTAIN AMOUNTS.  The Administrative Agent shall
(a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Required Lenders, segregated from the Administrative Agent's other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the amounts described below:

            14.9.1 FUNDING LOSSES. To each Syndication Party the amount of any Funding Losses paid by Borrower to the Administrative Agent in connection with a prepayment of any portion of a LIBO Rate Loan, in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.

            14.9.2 FEES. To each Syndication Party its share of the Commitment Fee paid by Borrower to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such fee is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.

      14.10 POSSESSION OF LOAN DOCUMENTS. The Loan Documents (other than the Notes) shall be held by the Administrative Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

      14.11 COLLATERAL APPLICATION. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loans, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loans solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of the Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Individual Pro Rata Shares. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of the Loans, including without limitation payment by reason of the exercise of a right of offset, banker's lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in the Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Individual Pro Rata Shares.

      14.12 AMOUNTS REQUIRED TO BE RETURNED. If the Administrative Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then such Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

      14.13 REPORTS AND INFORMATION TO SYNDICATION PARTIES. The Administrative Agent shall use reasonable efforts to provide to the Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for the Administrative Agent's duties as such with respect to the Loans or primarily responsible for the credit relationship, if any, between the Administrative Agent and Borrower, any material factual information which has a material adverse effect on the creditworthiness of Borrower and Borrower hereby authorizes such disclosure by the Administrative Agent to the Syndication Parties (and by the Syndication Parties to any of their participants). Failure of the Administrative Agent to provide the information referred to in this Section or in Subsection 14.6.4 hereof shall not result in any liability upon, or right to make a claim against, the Administrative Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is a result of the willful misconduct or gross negligence of the Administrative Agent. The Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower, as applicable, be (x) disclosed to any third party (other than the Administrative Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (y) used by the Syndication Party except in connection with the Loans and its Syndication Interest.

      14.14 STANDARD OF CARE. The Administrative Agent shall not be liable to the Syndication Parties for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, except for its gross negligence or willful misconduct. Subject to the preceding sentence, the Administrative Agent will exercise the same care in administering the Loans and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and the Administrative Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

      14.15 NO TRUST RELATIONSHIP. Neither the execution of this Credit Agreement, nor the sharing in the Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the Loans and Loan Documents by the Administrative Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Credit Agreement, is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between the Administrative Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that the Administrative Agent is not acting as trustee for such Syndication Party with respect to the Loans, this Credit Agreement, or any aspect of either, or in any other respect.

      14.16 SHARING OF COSTS AND EXPENSES. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse the Administrative Agent for its Individual Pro Rata Share of all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Credit Agreement for legal, accounting, consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by the Administrative Agent solely as a Syndication Party in connection with the Loans, nor the Administrative Agent's internal costs and expenses.

      14.17 SYNDICATION PARTIES' INDEMNIFICATION OF THE ADMINISTRATIVE AGENT. Each of the Syndication Parties agree to indemnify the Administrative Agent, including any Successor Agent, and their respective directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED AGENCY PARTIES"), (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on their Individual Pro Rata Shares), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and/or the expiration or termination of this Credit Agreement) be imposed on, incurred by or asserted against the Administrative Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that any of the forgoing result from the gross negligence or willful misconduct of that Indemnified Agency Party as determined by the final non-appealable judgment of a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the Loans and the expiration or termination of this Credit Agreement.

      14.18 BOOKS AND RECORDS. The Administrative Agent shall maintain such books of account and records relating to the Loans as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent's regular business hours.

      14.19 ADMINISTRATIVE AGENT FEE. The Administrative Agent and any Successor Agent shall be entitled to the Administrative Agent Fee (as such fee is set forth in the Fee Letter) for acting as the Administrative Agent. In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for its proportionate share (based on its Individual Pro Rata Share) thereof.

      14.20 THE ADMINISTRATIVE AGENT'S RESIGNATION OR REMOVAL. The Administrative Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor ("SUCCESSOR AGENT"). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, or (b) if such Successor Agent has not accepted such appointment, in either case within forty-five (45) days after the retiring Administrative Agent's giving of such notice of resignation, then the retiring Administrative Agent may, after consulting with, but without requiring the approval of, Borrower, appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000.00. Any Administrative Agent may be removed upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (y) the term "Administrative Agent" shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (z) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 15.4.2 hereof. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

      14.21 REPRESENTATIONS AND WARRANTIES OF ALL PARTIES. The Administrative Agent and each Syndication Party represents and warrants that: (a) the execution and delivery of, and performance of its obligations under, this Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Credit Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Credit Agreement; and (d) this Credit Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

      14.22 REPRESENTATIONS AND WARRANTIES OF COBANK. Except as expressly set forth in Section 14.21 hereof, the Administrative Agent makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower, the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loans; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loans or the Loan Documents.

      14.23 SYNDICATION PARTIES' INDEPENDENT CREDIT ANALYSIS. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loans independently and without reliance on the Administrative Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower's authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower's obligations under the Loan Documents. Except as otherwise expressly provided herein, no Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

      14.24 NO JOINT VENTURE OR PARTNERSHIP. Neither the execution of this Credit Agreement, the sharing in the Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties.

      14.25 PURCHASE FOR OWN ACCOUNT; RESTRICTIONS ON TRANSFER; PARTICIPATIONS. Each Syndication Party represents that it has acquired and is retaining its interest in the Loans for its own account in the ordinary course of its banking or financing business. Each Syndication Party agrees that it will not sell, assign, convey or otherwise dispose of ("TRANSFER") to any Person, or create or permit to exist any lien or security interest on, all or any part of its interest in the Loans without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld); provided that: (a) any such Transfer (except a Transfer to another Syndication Party) must be in a minimum amount of $5,000,000.00; (b) each Syndication Party must maintain an Individual Commitment of no less than $5,000,000.00, unless it Transfers its entire interest in the Loans; (c) the transferee must execute an agreement substantially in the form of EXHIBIT 14.25 hereto ("SYNDICATION ACQUISITION AGREEMENT") and assume all of the transferor's obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay the Administrative Agent an assignment fee of $3,500.00. Upon receipt of such fee and the properly executed Syndication Acquisition Agreement, the assignee of such Transfer shall thereafter be treated as the Syndication Party with respect to the Syndication Interest subject to the Transfer and shall receive all future Payment Distributions, and the assignor and assignee shall make all adjustments and payments between themselves appropriate with respect to such future Payment Distributions. Any Syndication Party may participate any part of its interest in the Loans to any Person with the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld), provided that no such consent shall be required where the participant is a Person at least fifty percent (50%) the equity interest in which is owned by such Syndication Party or which owns at least fifty percent (50%) of the equity interest in such Syndication Party or at least fifty percent (50%) of the equity interest of which is owned by the same Person which owns at least fifty percent (50%) of the equity interest of such Syndication Party, and each Syndication Party understands and agrees that in the event of any such participation: (y) its obligations hereunder will not change on account of such participation, and (z) except as provided in Section 14.26 hereof with respect to voting rights, (i) the participant will have no rights under this Credit Agreement, including, without limitation, voting rights or the right to receive payments or distributions; and (ii) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the Loans (including with respect to voting rights) as though no participation had been granted and will not be obligated to deal directly with any participant. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its interest in the Loans to any Federal Reserve Bank or any Federal Farm Credit Bank in accordance with applicable law.

      14.26 CERTAIN PARTICIPANTS' VOTING RIGHTS. All Persons ("VOTING PARTICIPANTS") who (a) have, directly or indirectly, purchased a participation interest in the minimum amount of $10,000,000.00 in a Syndication Party's Syndication Interest as of the Closing Date and (b) have on the Closing Date been designated in writing to Borrower and the Administrative Agent as having such entitlement (as evidenced by their name and dollar participation amount appearing on EXHIBIT 14.26 hereto), shall be entitled to vote (and such Syndication Party's voting rights shall be correspondingly reduced), on a dollar basis, as if such participant were a Syndication Party, on any matter requiring or allowing a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action.

      14.27 METHOD OF MAKING PAYMENTS. Payment and transfer of all amounts owing or to be paid or remitted hereunder to the Administrative Agent by the Syndication Parties, including, without limitation, payment of the Advance Payment, shall be by wire transfer in accordance with the instructions contained on EXHIBIT 14.27 hereto ("WIRE INSTRUCTIONS"). Payment and transfer of all amounts to be paid or remitted hereunder to the Syndication Parties by the Administrative Agent, including, without limitation, Payment Distributions, shall be by wire transfer in accordance with the instructions contained on their respective signature pages hereto.

      14.28 EVENTS OF SYNDICATION DEFAULT/REMEDIES.

            14.28.1 SYNDICATION PARTY DEFAULT. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an "EVENT OF SYNDICATION DEFAULT" hereunder by such Syndication Party: (a) if any representation or warranty made by such Syndication Party in this Credit Agreement shall be found to have been untrue in any material respect; (b) if such Syndication Party fails to make any distributions or payments required under this Credit Agreement within five (5) days of the date required; (c) if such Syndication Party breaches any other covenant, agreement, or provision of this Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if any agency having supervisory authority over such Syndication Party, or any creditors thereof, shall file a petition to reorganize or liquidate such Syndication Party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such Syndication Party or for all or any material part of its property or if such Syndication Party shall be declared insolvent; or (f) if such Syndication Party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors' act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

            14.28.2 REMEDIES. Upon the occurrence of an Event of Syndication Default, the non-defaulting Syndication Parties, acting by, or through the direction of, a simple majority of the non-defaulting Syndication Parties (determined based on the ratio of the total of their Individual Commitments to the Aggregate Commitment), may, in addition to any other remedy specifically set forth in this Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

      14.29 WITHHOLDING TAXES. Each Syndication Party represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Syndication Party's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto.
Without limiting the effect of the foregoing, if any Syndication Party is not created or organized under the laws of the United States of America or any state thereof, such Syndication Party will furnish to the Administrative Agent and Borrower IRS Form 4224 or Form 1001, or such other forms, certifications, statements or documents, duly executed and completed by such Syndication Party, as evidence of such Syndication Party's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to or for the benefit of such Syndication Party until such Syndication Party shall have furnished to the Administrative Agent and Borrower the requested form, certification, statement or document.

      14.30 AMENDMENTS CONCERNING AGENCY FUNCTION. THE Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Credit Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

      14.31 FURTHER ASSURANCES. The Administrative Agent and each Syndication Party agree to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 14 and to carry out fully the intent thereof.



Article 15.  MISCELLANEOUS

      15.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to the Administrative Agent and/or the Syndication Parties, as applicable, on demand, all out-of-pocket costs and expenses (a) reasonably incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Fee Letter, mandate letter, Summary of Terms and Conditions, and the Loan Documents and the transactions contemplated thereby, processing the Borrowing Notices, and processing requests for and implementing Pari Passu Loans, and (b) incurred by the Administrative Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties' rights under the Loan Documents upon the occurrence of an Event of Default, including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise) or, unless it is determined by a final non-appealable judgment that the Administrative Agent or such Syndication Party, as applicable, has acted in a grossly negligent or willful manner, upon the commencement of an action by Borrower against the Administrative Agent or any Syndication Party. Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest.

      15.2 SERVICE OF PROCESS AND CONSENT TO JURISDICTION. Borrower hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against Borrower for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby agrees to irrevocably appoint a Person with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve, until six (6) months after the 10 Year Maturity Date, to serve as the agent of Borrower to receive for and on behalf of Borrower at such agent's Denver, Colorado office, service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as Borrower remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation.

      15.3 JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN THE ADMINISTRATIVE AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

      15.4 NOTICES. All notices, requests and demands required or permitted under the terms of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram, or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

            15.4.1 BORROWER:

          Pilgrim's Pride Corporation
          110 South Texas Street
          Pittsburg, Texas 75686
          FAX: (903) 856-7505
          Attention: Chief Financial Officer

          with a copy to:

          Baker & McKenzie
          4500 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas 75201
          FAX: (214) 965-5902
          Attention: Alan G. Harvey

            15.4.2 ADMINISTRATIVE AGENT:

          CoBank, ACB
          5500 South Quebec Street
          Englewood, Colorado 80111
          FAX: (303) 694-5830
          Attention: Syndications Coordinator, Corporate Finance Division

            15.4.3 FCSA:

          Farm Credit Services of America, FLCA
          206 South 19{th} Street
          Omaha, Nebraska 68102
          FAX: (402) 348-3324
          Attention:  Jim Knuth

            15.4.4 SYNDICATION PARTIES:

          See signature pages hereto.

      15.5 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor the Co-Arrangers shall have any liabilities or responsibilities to Borrower or any Subsidiary on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower or any Subsidiary to perform their respective obligations hereunder or under any other Loan Document.

      15.6 SUCCESSORS AND ASSIGNS. This Credit Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Co-Arrangers, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.

      15.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Credit Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

      15.8 ENTIRE AGREEMENT. This Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference), the other Loan Documents, and the letter of even date herewith between Borrower and the Administrative Agent regarding certain post-closing matters ("POST CLOSING LETTER"), represent the entire understanding of the Administrative Agent, the Co-Arrangers, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.

      15.9 APPLICABLE LAW. To the extent not governed by federal law, this Credit Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

      15.10 CAPTIONS. The captions or headings in this Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement.

      15.11 COMPLETE AGREEMENT; AMENDMENTS. This Credit Agreement, the Notes, and the other Loan Documents are intended by the parties hereto to be a complete and final expression of their agreement and may not be contradicted by evidence of any prior or contemporaneous oral agreement. The Administrative Agent, each Syndication Party, and Borrower acknowledge and agree that there is no unwritten oral agreement between them with respect to the subject matter of this Credit Agreement. This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Administrative Agent, the Co-Arrangers, and the Required Lenders or, where this Credit Agreement requires the consent of all Syndication Parties, then by all of the Syndication Parties (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 14.7 hereof). Borrower agrees that it shall reimburse the Administrative Agent for all reasonable fees and expenses incurred by the Administrative Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement.

      15.12 ADDITIONAL COSTS OF MAINTAINING LOAN. Borrower shall pay to the Administrative Agent from time to time such amounts as the Administrative Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which the Administrative Agent reasonably determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining an Advance hereunder or its obligation to make such Advance, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement or the Notes payable to it in respect to such Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any change after the date of this Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("REGULATORY CHANGE"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement or the Notes payable to such Syndication Party in respect of such Advance (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Notes payable to such Syndication Party (or any of such extensions of credit or liabilities). The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining an Advance or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

      15.13 CAPITAL REQUIREMENTS. In the event after the date of this Credit Agreement of the introduction of or any change in: (a) any law or regulation;
(b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies, based on a reasonable determination, that such increase is based in any part upon such Syndication Party's obligations hereunder with respect to the 7 Year Revolving Loan and/or the 10 Year Revolving Loan, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value of (y) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the 7 Year Maturity Date or the 10 Year Maturity Date, as applicable (depending upon which Facility or Facilities such claim to increased costs is based), but for such introduction or change, (z) multiplied by the product of such Syndication Party's Individual 7 Year Pro Rata Share times the Aggregate 7 Year Commitment or such Syndication Party's Individual 10 Year Pro Rata Share times the Aggregate 10 Year Commitment, as applicable. The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party's determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

      15.14 REPLACEMENT NOTES. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of all or a portion of its Syndication Interest hereunder and the Note relating thereto, pursuant to this Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Note and will (upon delivery of such Note for cancellation, unless covered by subparagraph (a) of this Section) deliver in lieu of such Note a new Note or, in the case of an assignment of a portion of a Syndication Interest, new Notes, for any remaining balance.

      15.15 MUTUAL RELEASE. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, the Co-Arrangers, and each Syndication Party shall, except as provided in Article 14 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

      15.16 LIBERAL CONSTRUCTION. This Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

      15.17 COUNTERPARTS. This Credit Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      15.18 CONFIDENTIALITY. Each Syndication Party shall, subject to the exceptions below, maintain the confidential nature of, and shall not use or disclose, any of Borrower's financial information, confidential information or trade secrets without first obtaining Borrower's written consent. Nothing in this Section shall require any Syndication Party to obtain such consent following the occurrence and during the continuation of an Event of Default in connection with the exercise by the Administrative Agent or any Syndication Party of its or their rights and remedies hereunder or under any of the other Loan Documents. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution contemplated in Sections 14.6, 14.13, and 14.25 hereof or to such Syndication Party's parent holding company or any of such Syndication Party's affiliates (provide such Person is bound by similar confidentiality provisions limiting further disclosure); (b) any situation in which any Syndication Party is required by law, regulation, or subpoena or required by any Governmental Authority to disclose information; (c) providing information to counsel to the Administrative Agent or any Syndication Party in connection with the transactions contemplated by the Loan Documents or in connection with the exercise of its or their rights or remedies thereunder; (d) providing information to officers, directors, employees, agents and representatives of such Syndication Party as need to know such information or to independent auditors retained by such Syndication Party (it being understood that they shall be informed by such Syndication Party of the confidential nature of such information and that such Syndication Party shall take reasonable steps to cause them to treat such information on a confidential basis); (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (f) any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (g) any information that is independently developed by any Syndication Party; and (h) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party's confidentiality requirements continue after it is no longer a Syndication Party under this Credit Agreement.

      15.19 LIMITATION OF LIABILITY. NEITHER BORROWER NOR ANY SUBSIDIARY MAY MAKE ANY CLAIM AGAINST THE ADMINISTRATIVE AGENT, ANY SYNDICATION PARTY, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS THEREOF FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE (AND AGREES NOT TO CONSENT TO ANY SUCH SUIT BY A SUBSIDIARY) UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST. IN ADDITION, BORROWER ACKNOWLEDGES AND AGREES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY SYNDICATION PARTY HAS ANY DUTY OR REVIEW OR ADVISE BORROWER WITH RESPECT TO ANY PHASE OF ITS BUSINESS OPERATIONS OF CONDITION, THE RELATIONSHIP BEING SOLELY THAT OF DEBTOR AND CREDITORS AND THEIR BEING NO TRUST RELATIONSHIP OR RELIANCE.

     15.20 INCREASE IN INDIVIDUAL COMMITMENT AMOUNTS. Neither the Individual 7 Year Commitment nor the Individual 10 Year Commitment, as applicable, of any Syndication Party may be increased without (a) the prior written consent of such Syndication Party and (b) if such increase would result in an increase in the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, as applicable, compliance with Subsection 14.7.1(a) hereof.

                           [SIGNATURES BEGIN ON PAGE 80]

     IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first above written.

                              BORROWER:

                              PILGRIM'S PRIDE CORPORATION, a corporation formed under the laws of the State of Delaware


                              By: _________________________________
                              Name: _________
                              Title: _________

                              ADMINISTRATIVE AGENT:

                              COBANK, ACB


                              By:
                              Name: Antony Bahr
                              Title: Vice President

                              CO-ARRANGER:

                              FARM CREDIT SERVICES OF AMERICA, FLCA


                              By:
                              Name: _________
                              Title: ___________

                           SYNDICATION PARTIES:

FARM CREDIT SERVICES OF AMERICA, FLCA
By: __________________________________
Name: _____
Title: _______
Contact Name: _________
Title: _________
Address: 206 South 19{th} Street
         Omaha, NE 68102
Phone No.:  ____
Fax No.:  ________
e-mail address: _______-
Individual 7 Year Commitment: $__ZERO____.__
Individual 10 Year Commitment: $36,000,000.00
Payment Instructions:
     Farm Credit Services of America, FLCA
     ABA No.:  _________
     Acct. Name:  ___________
     Account No.:  ________
     Attn:  ______________
     Reference: Pilgrim's Pride

                           SYNDICATION PARTIES:

COBANK, ACB
By: __________________________________
Name: ___________
Title: _______
Contact Name: _________
Title: _________
Address:  5500 South Quebec Street
     Englewood, CO 80111
Phone No.:  303/740-____
Fax No.:  303/740-____
e-mail address: _______-
Individual 7 Year Commitment: $5,000,000.00
Individual 10 Year Commitment: $94,000,000.00
Payment Instructions:
     CoBank, ACB
     ABA No.:  _________
     Acct. Name:  ___________
     Account No.:  ________
     Attn:  ______________
     Reference: Pilgrim's Pride

                           SYNDICATION PARTIES:

BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.
By: __________________________________
Name: John G. Taylor
Title: _________________________________
By: __________________________________
Name: ________________________________
Title: _________________________________
Contact Name: John G. Taylor
Title: ___________________
Address:  Two Ravinia Drive, Suite 1680
     Atlanta, GA  30346
Phone No.: 770/390-1852
Fax No.:  770/390-1851
e-mail address: john.taylor@us.bacai.com-
Individual 7 Year Commitment: $10,000,000.00
Individual 10 Year Commitment: $10,000,000.00
Payment Instructions:
     Chase Manhattan Bank NY
     ABA:
     For account of:  Bank Austria AG
     Account No.:
     Ref: Pilgrim's Pride

                           SYNDICATION PARTIES:
CREDIT AGRICOLE INDOSUEZ
By: __________________________________
Name: Katherine L. Abbott
Title: _________________________________
By: __________________________________
Name: ________________________________
Title: _________________________________
Contact Name: Robert K. Hughes
Title: ___________________
Address:  55 East Monroe Street, Suite 4700
     Chicago, IL  60603
Phone No.: 312/917-7442
Fax No.:  312/372-3455
e-mail address: _______-
Individual 7 Year Commitment: $15,000,000.00
Individual 10 Year Commitment: $__ZERO__.__
Payment Instructions:
     Citibank, NA - New York
     ABA:
     Swift Code:
     For account of:  Credit Agricole Indosuez
       Chicago Branch
     Account No.:
     Ref: Pilgrim's Pride

                           SYNDICATION PARTIES:

HARRIS TRUST AND SAVINGS BANK
By: __________________________________
Name: Curtis M. Flammini
Title: Vice President
Contact Name: Curtis M. Flammini
Title: Vice President
Address:  111 West Monroe Street
     18{th} Floor West
     Chicago, IL  60603
Phone No.: 312/461-4694
Fax No.:  312/765-8095
e-mail address: _______-
Individual 7 Year Commitment: $7,500,000.00
Individual 10 Year Commitment: $__ZERO__.__
Payment Instructions:
     Harris Trust and Savings Bank Chicago, IL
     ABA:
     For account of Harris Trust & Savings
       Bank
     Account No.:
     Ref: Pilgrim's Pride

                           SYNDICATION PARTIES:

SUNTRUST BANK, ATLANTA
By: __________________________________
Name: F. Steven Parrish
Title: _________________________________
Contact Name: Steve Parrish
Title: ____________
Address:  303 Peachtree Street NE, 3{rd} Floor
     Atlanta, GA  30308
Phone No.: 404/724-3923
Fax No.:  404/230-5305
e-mail address: _______-
Individual 7 Year Commitment: $7,500,000.00
Individual 10 Year Commitment: $___ZERO_.__
Payment Instructions:
     SunTrust Bank, Atlanta
     ABA:
     For account of Wire Clearing General
     Account No.:
     Attn:  Patrice Ransom
     Ref: Pilgrim's Pride Corporation

                           SYNDICATION PARTIES:
U.S. BANCORP AG CREDIT, INC.
By: __________________________________
Name:  Douglas S. Hoffner
Title: Vice President
Contact Name: Douglas S. Hoffner
Title: Vice President
Address:  950 17{th} Street, Suite 350
     Mail Station CNDT0321
     Denver, CO  80202-2868
Phone No.: 303/585-6789
Fax No.:  303/585-4732
e-mail address: douglas.hoffner@usbank.com
Individual 7 Year Commitment: $15,000,000.00
Individual 10 Year Commitment: $___ZERO_.__
Payment Instructions:
     U.S. Bancorp Ag Credit, Inc.
     ABA:
     For account of __________________
     Account No.:  ________
     Attn:  _________
     Ref: Pilgrim's Pride

                               TABLE OF CONTENTS


   1.1 Administrative Agent

   1.2 Administrative Agent Office

   1.3 Advance

   1.4 Advance Date

   1.5 Aggregate Commitment

   1.6 Aggregate 7 Year Commitment

   1.7 Aggregate 10 Year Commitment

   1.8 Amortization

   1.9 Applicable Lending Office

   1.10 Applicable Margin

   1.11 Appraisal

   1.12 Appraised Value

   1.13 Availability Period

   1.14 Available Amount

   1.15 Bank Debt

   1.16 Banking Day

   1.17 Base Rate

   1.18 Borrower's Account

   1.19 Borrower Benefit Plan

   1.20 Capital Lease

   1.21 Capital Lease Obligation

   1.22 Casualty Event

   1.23 Casualty Proceeds

   1.24 Closing Date

   1.25 Code

   1.26 Comerica Loan

   1.27 Committed 10 Year Advances

   1.28 Committed 7 Year Advances

   1.29 Compliance Certificate

   1.30 Consolidated Current Assets

   1.31 Consolidated Current Liabilities

   1.32 Consolidated Interest Expense

   1.33 Consolidated Net Income

   1.34 Consolidated Subsidiary

   1.35 Converted Loans

   1.36 Current Assets

   1.37 Current Liabilities

   1.38 Current Ratio

   1.39 Debt

   1.40 Default Interest Rate

   1.41 Depreciation

   1.42 EBITDA

   1.43 Environmental Laws

   1.44 Environmental Regulations

   1.45 ERISA

   1.46 ERISA Affiliate

   1.47 Facilities

   1.48 Fiscal Quarter

   1.49 Fiscal Year

   1.50 Fixed Charge Coverage Ratio

   1.51 Funding Share

   1.52 GAAP

   1.53 Good Faith Contest

   1.54 Governmental Authority

   1.55 Hancock Loan

   1.56 Harris Loan

   1.57 Hazardous Substances

   1.58 Individual Commitment

   1.59 Individual Outstanding 7 Year Obligations

   1.60 Individual Outstanding 10 Year Obligations

   1.61 Individual Pro Rata Share

   1.62 Individual 7 Year Commitment

   1.63 Individual 7 Year Lending Capacity

   1.64 Individual 7 Year Pro Rata Share

   1.65 Individual 10 Year Commitment

   1.66 Individual 10 Year Lending Capacity

   1.67 Individual 10 Year Pro Rata Share

   1.68 Intangible Asset

   1.69 Interest Expense

   1.70 Investment

   1.71 Leverage Ratio

   1.72 LIBO Rate

   1.73 Lien

   1.74 Loans

   1.75 Loan Documents

   1.76 Material Adverse Effect

   1.77 Material Agreements

   1.78 Multiemployer Plan

   1.79 Net Tangible Assets

   1.80 Net Working Capital

   1.81 Net Worth

   1.82 Note or Notes

   1.83 Operating Lease

   1.84 Organization Documents

   1.85 Pari Passu Loan

   1.86 Person

   1.87 Plan

   1.88 Potential Default

   1.89 Prohibited Transaction

   1.90 Reportable Event

   1.91 Required Lenders

   1.92 Security Documents

   1.93 7 Year Maturity Date

   1.94 7 Year Revolving Loan

   1.95 Significant Software

   1.96 Subsidiary

   1.97 Successor Agent

   1.98 Syndication Parties

   1.99 Tangible Net Worth

   1.100 10 Year Financial Projections

   1.101 10 Year Maturity Date

   1.102 10 Year Revolving Loan

   1.103 Third Party Provider

   1.104 Total Liabilities

   1.105 Year 2000 Compliant

   1.106 Y2K Compliance Test

ARTICLE 2.  7 YEAR REVOLVING LOAN

   2.1 7 Year Revolving Loan

           2.1.1 Individual Syndication Party 7 Year Commitment

           2.1.2 Individual Syndication Party 7 Year Pro Rata Share

   2.2 Aggregate 7 Year Commitment; Available Amount

   2.3 7 Year Revolving Promissory Notes

   2.4 Syndication Party Records

   2.5 Use of Proceeds

   2.6 Advances; Funding

   2.7 Syndication Party Funding Failure

   2.8 Reduction of Aggregate 7 Year Commitment

ARTICLE 3.  10 YEAR LOAN

   3.1 10 Year Loan

           3.1.1 Individual Syndication Party 10 Year Commitment

           3.1.2 Individual Syndication Party 10 Year Pro Rata Share

   3.2 Aggregate 10 Year Commitment; Available Amount

   3.3 10 Year Loan Promissory Notes

   3.4 Syndication Party Records

   3.5 Use of Proceeds

   3.6 Advances; Funding

   3.7 Syndication Party Funding Failure

   3.8 Reduction of Aggregate 10 Year Commitment

ARTICLE 4.  INTEREST AND FEES

   4.1 Interest

           4.1.1 Base Rate Option

           4.1.2 LIBO Rate Option

   4.2 Additional Provisions for LIBO Rate Loans

           4.2.1 Inapplicability or Unavailability of LIBO Rate

           4.2.2 Change in Law; LIBO Rate Loan Unlawful

   4.3 Default Interest Rate

   4.4 Interest Calculation

   4.5 Fees

           4.5.1 Commitment Fee

   4.6 Interest Rate Margins; Commitment Fee Factor

           4.6.1 Calculation

           4.6.2 Margin Report

   4.7 Maximum Interest Rate

ARTICLE 5.PAYMENTS; FUNDING LOSSES

   5.1 Principal Payments

           5.1.1 Converted Loans

           5.1.2 Automatic Conversion

           5.1.3 Principal Payment Schedule

   5.2 Interest Payments

   5.3 Voluntary Prepayments

   5.4 Mandatory Prepayments

   5.5 Application of Principal Payments

           5.5.1 Scheduled Payments

           5.5.2 Voluntary Prepayments

           5.5.3 Mandatory Prepayments

   5.6 Manner of Payment

   5.7 Distribution of Principal and Interest Payments

           5.7.1 Principal and Interest Payments on 7 Year Revolving Loan

           5.7.2 Principal and Interest Payments on 10 Year Revolving Loan

   5.8 Funding Losses

ARTICLE 6.  BANK EQUITY INTERESTS

ARTICLE 7.  SECURITY

   7.1 Borrower's Assets

   7.2 Guaranty

ARTICLE 8  REPRESENTATIONS AND WARRANTIES

   8.1 Organization, Good Standing, Etc.

   8.2 Corporate Authority, Due Authorization; Consents

   8.3 Litigation

   8.4 No Violations

   8.5 Binding Agreement

   8.6 Compliance with Laws

   8.7 Principal Place of Business

   8.8 Payment of Taxes

   8.9 Licenses and Approvals

   8.10 Employee Benefit Plans

           8.10.1 Employee Benefit Plans; Multiemployer Plans

           8.10.2 Pension Benefit Plans

           8.10.3 Prohibited Transactions

           8.10.4 Civil/Criminal Action

           8.10.5 Funding

           8.10.6 Compliance With Law

           8.10.7 Multiple Employer Plan

           8.10.8 Plan Termination Liability; Multiemployer Plan Withdrawal Liability

           8.10.9 Pension Plan Termination

           8.10.10 Reportable Event

           8.10.11 Payment of Contributions

           8.10.12 Welfare Benefit Plans

   8.11 Equity Investments

   8.12 Title to Real and Personal Property

   8.13 Financial Statements

   8.14 Environmental Compliance

   8.15 Fiscal Year

   8.16 Material Agreements

   8.17 Regulations U and X

   8.18 Trademarks, Tradenames

   8.19 No Default on Outstanding Judgments or Orders

   8.20 No Default in Other Agreements

   8.21 Labor Matters; Labor Agreements

   8.22 Governmental Regulation

   8.23 Year 2000 Compliance

   8.24 Confidential Information Memorandum

   8.25 10-Year Financial Projections

   8.26 Solvency

   8.27 Disclosure

ARTICLE 9.  CONDITIONS TO ADVANCES

   9.1 Conditions to Closing

           9.1.1 Loan Documents; Possession of Collateral; and Guaranty

           9.1.2 Approvals

           9.1.3 Organizational Documents

           9.1.4 Evidence of Insurance

           9.1.5 UCC Searches; Filings

           9.1.6 Title Insurance; Survey

           9.1.7 Appointment of Agent for Service

           9.1.8 No Material Change

           9.1.9 Fees and Expenses

           9.1.10 Evidence of Corporate Action

           9.1.11 Opinion of Counsel

           9.1.12 10 Year Financial Projections

           9.1.13 Available Amount Report; Appraisals

           9.1.14 Further Assurances

   9.2 Borrowing Notice; Funding Notice

   9.3 Conditions to Advance

           9.3.1 Default

           9.3.2 Availability Period

           9.3.3 Representations and Warranties; Fees and Expenses

           9.3.4 No Material Change

   9.4 Limitation on LIBO Rate Loans

   9.5 Illegality of Loan

   9.6 Treatment of Affected Loans

ARTICLE 10.  AFFIRMATIVE COVENANTS

   10.1 Books and Records

   10.2 Reports and Notices

           10.2.1 Annual Financial Statements

           10.2.2 Quarterly Financial Statements

           10.2.3 Notice of Default

           10.2.4 ERISA Reports

           10.2.5 Notice of Litigation

           10.2.6 Notice of Material Adverse Effect

           10.2.7 Notice of Environmental Proceedings

           10.2.8 Regulatory and Other Notices

           10.2.9 Adverse Action Regarding Required Licenses

           10.2.10 Notice of Certain Changes

           10.2.11 Available Amount Reports

           10.2.12 Appraisals

           10.2.13 Filings and Reports

           10.2.14 Additional Information

   10.3 [This Section Intentionally Omitted]

   10.4 Maintenance of Existence and Qualification

   10.5 Compliance with Legal Requirements and Agreements

   10.6 Compliance with Environmental Laws

   10.7 Taxes

   10.8 Insurance

   10.9 Title to and Maintenance of Properties

   10.10 Payment of Liabilities

   10.11 Inspection

   10.12 Required Licenses; Permits; Etc.

   10.13 ERISA

   10.14 Financial Covenants

           10.14.1 Leverage Ratio

           10.14.2 Tangible Net Worth

           10.14.3 Current Ratio.

           10.14.4 Net Tangible Assets to Total Liabilities

           10.14.5 Fixed Charge Coverage Ratio

           10.14.6 Net Working Capital

   10.15 Year 2000 Compliance and Reports

   10.16 Appraised Property

ARTICLE 11.  NEGATIVE COVENANTS

   11.1 Borrowing

   11.2 No Other Businesses

   11.3 Liens

   11.4 Sale of Assets

   11.5 Liabilities of Others

   11.6 Loans

   11.7 Merger; Acquisitions; Business Form; Etc.

   11.8 Investments

   11.9 Transactions With Related Parties

   11.10 Dividends, etc.

   11.11 ERISA

   11.12 Change in Fiscal Year

   11.13 Leases

   11.14 Principal Payments

ARTICLE 12.  INDEMNIFICATION

   12.1 General; Stamp Taxes; Intangibles Tax

   12.2 Indemnification Relating to Hazardous Substances

ARTICLE 13.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

   13.1 Events of Default

   13.2 No Advance

   13.3 Rights and Remedies

   13.4 Agreement Regarding, and Waiver of, Certain Rights

ARTICLE 14.  AGENCY AGREEMENT

   14.1 Funding of Syndication Interest

   14.2 Syndication Parties' Obligations to Remit Funds

   14.3 Syndication Party's Failure to Remit Funds

   14.4 Agency Appointment

   14.5 Power and Authority of the Administrative Agent

           14.5.1 Advice

           14.5.2 Documents; Intercreditor Agreement

           14.5.3 Proceedings

           14.5.4 Retain Professionals

           14.5.5 Incidental Powers

   14.6 Duties of the Administrative Agent

           14.6.1 Possession of Documents

           14.6.2 Distribute Payments

           14.6.3 Loan Administration

           14.6.4 Action Upon Default

           14.6.5 Indemnification as Condition to Action

           14.6.6 Forwarding of Information

   14.7 Consent Required for Certain Actions

           14.7.1 Unanimous

           14.7.2 Required Lenders

           14.7.3 Action Without Vote

           14.7.4 Vote of Participants

   14.8 Distribution of Principal and Interest

   14.9 Distribution of Certain Amounts

           14.9.1 Funding Losses

           14.9.2 Fees

   14.10 Possession of Loan Documents

   14.11 Collateral Application

   14.12 Amounts Required to be Returned

   14.13 Reports and Information to Syndication Parties

   14.14 Standard of Care

   14.15 No Trust Relationship

   14.16 Sharing of Costs and Expenses

   14.17 Syndication Parties' Indemnification of the Administrative Agent

   14.18 Books and Records

   14.19 Administrative Agent Fee

   14.20 The Administrative Agent's Resignation or Removal

   14.21 Representations and Warranties of All Parties

   14.22 Representations and Warranties of CoBank

   14.23 Syndication Parties' Independent Credit Analysis

   14.24 No Joint Venture or Partnership

   14.25 Purchase for Own Account; Restrictions on Transfer; Participations

   14.26 Certain Participants' Voting Rights

   14.27 Method of Making Payments

   14.28 Events of Syndication Default/Remedies

           14.28.1 Syndication Party Default

           14.28.2 Remedies

   14.29 Withholding Taxes

   14.30 Amendments Concerning Agency Function

   14.31 Further Assurances

ARTICLE 15.  MISCELLANEOUS

   15.1 Costs and Expenses

   15.2 Service of Process and Consent to Jurisdiction

   15.3 Jury Waiver

   15.4 Notices

           15.4.1 Borrower

           15.4.2 Administrative Agent

           15.4.3 FCSA

           15.4.4 Syndication Parties

   15.5 Liability of Administrative Agent

   15.6 Successors and Assigns

   15.7 Severability

   15.8 Entire Agreement

   15.9 Applicable Law

   15.10 Captions

   15.11 Complete Agreement; Amendments

   15.12 Additional Costs of Maintaining Loan

   15.13 Capital Requirements

   15.14 Replacement Notes

   15.15 Mutual Release

   15.16 Liberal Construction

   15.17 Counterparts

   15.18 Confidentiality

   15.19 Limitation of Liability


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                                   EXHIBITS


Exhibit 1.29   Compliance Certificate

Exhibit 1.85   Intercreditor Agreement Form

Exhibit 2.3    7 Year Revolving Loan Note Form

Exhibit 3.3    10 Year Revolving Loan Note Form

Exhibit 4.6.2  Margin Report Form

Exhibit 5.1.3  Principal Payment Schedule

Exhibit 7.1    Pledged Facilities

Exhibit 8.3    Litigation

Exhibit 8.8    Payment of Taxes

Exhibit 8.10   Employee Benefit Plans, Borrower Pension Plans, Multiemployer
               Plans

Exhibit 8.11   Equity Investments

Exhibit 8.14   Environmental Compliance

Exhibit 8.16   Material Agreements

Exhibit 8.21   Labor Matters and Agreements

Exhibit 9.1.6  Survey Exhibit

Exhibit 9.2    Borrowing Notice Form

Exhibit 10.2.11 Available Amount Report Form

Exhibit 11.3   Liens on Closing Date

Exhibit 11.8   Investments

Exhibit 14.25  Syndication Acquisition Agreement

Exhibit 14.26  Participants with Voting Rights

Exhibit 14.27  Wire Instructions

Schedule 1     Syndication Parties and Individual Commitments